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National Automation Services Inc.
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NATIONAL AUTOMATION SERVICES INC. 8965 S Eastern #120E, Las Vegas NV, 89123 877-871-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
I am pleased to give you notice that the 2014 Annual Meeting of Stockholders (the “Meeting”) of National Automation Services Inc. (the “Company”) will be held at 8965 S Eastern #120E,Las Vegas NV, 89123 on Friday, September 5, 2014 at 9:00 a.m., local time for the following purposes:

1.
To elect six directors of the Company, each to hold their offices until the next annual meeting of the Company’s stockholders or until their successors have been duly elected and qualified or until his earlier resignation, removal or death.   The Board of Directors recommends that Shareholders vote “FOR” each Director.

2.
To ratify the appointment of Keeton CPA, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and to authorize the Board of Directors to fix their remuneration. The Board of Directors recommends that the Stockholders vote “FOR” this proposal at the Meeting.

3.	To ratify the Company’s 2014 Omnibus Equity Compensation Plan. The Board of Directors recommends that the Stockholders vote “FOR” this proposal at the Meeting.

4.
To reduce the authorized shares from one billion (1,000,000,000) shares of common stock down to seventy five million (75,000,000) shares of common stock, $0.001 par value.  The Board of Directors recommends that the Stockholders vote “FOR” this proposal at the Meeting.

5.
To authorize Ten Million (10,000,000) shares of preferred stock, par value $12.00, the designations, rights and preferences of which will be determined by the Board of Directors. The Board of Directors recommends that the Stockholders vote “FOR” this proposal at the Meeting.

6.
To effectuate a 200:1 Reverse Stock Split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock. The Board of Directors recommends that the Stockholders vote “FOR” this proposal at the Meeting.

7.	To consider and, if deemed advisable, approve an advisory vote on executive compensation.

8.	To consider an advisory vote determining the frequency of future executive compensation advisory votes.

9.	To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on Friday, September 5, 2014 at 5:00p.m., local time as the record date for the annual meeting.  Only holders of record of the Company’s common stock at that time are entitled to notice of, and to vote at, the meeting.

Dated: July 25, 2014

/s/ Robert Chance
Chief Executive Officer

REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED.  Whether or not you expect to be present at the meeting, you are urged to fill in, date, sign and return the enclosed proxy card. If you wish to attend the meeting, please check the appropriate box on the enclosed proxy card and return it in the enclosed envelope. If you hold your shares in "street name" (that is, through a broker, bank or other nominee), please complete, date and sign the voting instruction card that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you hold your shares in "street name" and plan to attend the meeting in person, please remember to bring a form of personal identification with you and proof of beneficial ownership. The annual   meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof.  Any business for which notice is hereby given may be transacted at any such adjourned meeting.

NATIONAL AUTOMATION SERVICES INC.
8965 S Eastern #120E,
Las Vegas NV, 89123
877-871-6400
PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS OF NATIONAL AUTOMATION SERVICES INC.
September 5, 2014

Introduction
This proxy statement is being furnished to the stockholders of National Automation Services Inc. (the “Company”) in connection with the solicitation by or on behalf of management of the by its Board of Directors (the “Board”) in connection with the 2014 Annual Meeting of Stockholders (the “Meeting”) to be held at 8965 S Eastern #120E, Las Vegas NV, 89123 on Friday, September 5, 2014 at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Our registered United States office is located at PO Box 400775, Las Vegas, NV  89140 and our physical address is 8965 S Eastern #120E, Las Vegas NV, 89123.

The Company is listed on the OTCQB (ticker: NASV).

Date, Time and Place
This proxy statement is being sent to you in connection with the solicitation of proxies by the Board to holders of its common stock for use at the Annual Meeting of Stockholders to be held at 8965 S Eastern #120E, Las Vegas NV, 89123, or at any adjournment or postponement thereof.  Proxies will be solicited primarily by mail but may also be solicited personally, by telephone or by facsimile by the regular employees of the Corporation at nominal costs. The costs of solicitation by management will be borne by the Corporation.

Record Date
Stockholders of record at the close of business on Tuesday, August 5, 2014, the record date for the annual meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof.  On the record date, there were 946,196,454 issued and outstanding shares of the Company’s common stock entitled to notice of and to vote at the annual and special meeting.  Holders of our common stock have one vote per share on each matter to be acted upon.  A list of the stockholders of record entitled to vote will be available at the annual meeting and for 10 days prior to the annual meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal office.

The presence in person or by proxy of holders of at least fifty percent of the outstanding shares of common stock of the Company constitutes a quorum.  For purposes of determining the presence of a quorum for transacting business, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting, who will determine whether or not a quorum is present.

Proposals to be considered by Shareholders
At the Meeting, we will ask holders of our common stock to consider and vote upon the following items:

 (1)           Election of Directors
The election of the Company’s directors, namely Robert Chance, Jeremy Briggs, Sean Sego, Tom Sego, Kevin Brown and James Gunn.  If elected, these directors will each serve until the next annual meeting of the Company’s stockholders or until their successors have been duly elected and qualified or until his earlier resignation, removal or death.

(2)           Ratification of the appointment of an Independent Registered Public Accounting Firm
The ratification of the appointment of Keeton CPA, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

(3)           Approve the Stock Option Plan
To approve the 2014 Omnibus Equity Compensation Plan (the “Plan”).

(4)           Approve an amendment to the Company’s Articles of Incorporation to reduce the authorized shares from one billion (1,000,000,000) shares of common stock down to seventy five million (75,000,000) common stock, $0.001 par value.
To pass a resolution to reduce the authorized shares from one billion (1,000,000,000) shares of common stock down to seventy five million (75,000,000) shares of common stock, $0.001 par value.

(5)           Approve an amendment to the Company’s Articles of Incorporation to authorize Ten Million (10,000,000) shares of preferred stock, par value $12.00, the designations, rights and preferences of which will be determined by the Board of Directors.
To pass a resolution to amend the Company’s Articles of Incorporation to authorize Ten Million (10,000,000) shares of preferred stock, par value $12.00, the designations, rights and preferences of which will be determined by the Board of Directors.

(6)           Approve an amendment to the Company’s Articles of Incorporation to effectuate a 200:1 Reverse Stock Split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock.
To approve a 200:1 Reverse Stock Split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock.

(7)           Approve an advisory vote on executive compensation.
As required by the rules of the Securities Exchange Commission, to approve an advisory vote on executive compensation.

(8)           Approve an advisory vote determining the frequency of future executive compensation advisory votes.
As required by the rules of the Securities Exchange Commission, to approve an advisory vote determining the frequency required to hold a vote on executive compensation.

Voting of Proxies
A shareholder has the right to appoint a person or Company (who need not be a shareholder of the Corporation), other than the persons designated in the accompanying form of proxy, to represent the shareholder at the Meeting.  Such right may be exercised by inserting the name of such person or Company in the blank space provided in the proxy or by completing another proper form of proxy. Shares of our common stock will be voted in accordance with the instructions contained in the proxies.  If you return a signed proxy card without indicating your vote, your shares will be voted in the following manner:
·	FOR the election of persons put forth in this proxy to serve on the Board;
·	FOR the ratification of the appointment of Keeton CPA, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;
·	FOR the approval of the 2014 Omnibus Equity Compensation Plan;
·	FOR the approval to reduce the authorized shares from one billion (1,000,000,000) shares of common stock down to seventy five million (75,000,000) shares of common stock, $0.001 par value;
·	FOR the approval to authorize Ten Million (10,000,000) shares of preferred stock, par value $12.00, the designations, rights and preferences of which will be determined by the Board of Directors.
·	FOR the approval of a 200:1 Reverse Stock Split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock.; and
·
regarding any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting.  We do not expect that any matter other than the matters described in this proxy statement to be brought before the Meeting.

Revocability of Proxies – How to Vote
The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person.  You may revoke a proxy at any time prior to your proxy being voted:  (1) by delivering to our Chief Executive Officer, prior to the Meeting, a written notice of revocation bearing a later date or time than the proxy; (2) by timely delivery of a valid, later dated proxy; or (3) by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy.  If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.  We do not expect to adjourn the meeting for a period of time long enough to require the setting of a new record date.

If your shares are registered directly in your name with our transfer agent, Worldwide Stock Transfer, LLC, you are considered, with respect to those shares, the “stockholder of record.”  The Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K and proxy card have been sent directly to you on the Company’s behalf at the address on file with Worldwide Stock Transfer, LLC.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  The following documents have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record:  Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report on Form 10-K and proxy card.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

SOLICITATION OF PROXIES
The Company will pay the cost of solicitation of proxies on behalf of the Board.  In addition to mail, proxy solicitation may be made through other means, including by telephone, facsimile and personal interview by our officers, directors and employees. We will, upon request, reimburse banks, brokers, nominees and other record holders for their reasonable expenses in sending soliciting material to stockholders.   Stockholders should not send stock certificates with their proxy cards.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

When we use the words "anticipate," "estimate," "project," "intend," "expect," "plan," "believe," "should," "likely" and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.   These forward-looking statements, including statements relating to future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on April 11, 2014 and our filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption "Risk Factors" in such filings.

Voting Securities and Principal Holders Thereof
The authorized share capital of the Corporation consists of 1,000,000,000 Common Shares with a par value of $0.001 per Common Share.  As at the date hereof, 946,196,454 Common Shares are issued and outstanding, each of which carries the right to one vote on all matters that may come before the Meeting.  To the knowledge of the directors and executive officers of the Corporation, no person or Company beneficially owns, or controls or directs, directly or indirectly, Common Shares carrying in excess of 10% of the voting rights attached to all outstanding Common Shares of the Corporation; except that the Company holds the voting power over 158,000,000 shares held in escrow for the benefit of JD Field Services (representing voting rights and control over approximately  17.4% of the equity interests).

PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees
The following table sets forth the name, age and position of each director the Company as at August 5, 2014. Directors of the Company hold their offices until the next annual meeting of the Company’s shareholders or until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death.  Executive officers of the Company are appointed by the Board of Directors (the “Board”) to serve until their successors are elected and qualified.

Name	Age	Position
Robert W. Chance	56	Director, President and Chief Executive Officer of NAS

Sean Sego	44	Independent Director, Secretary of Board of Directors

Jeremy Briggs	38	Director, Principle Financial Officer of NAS and Treasurer of Board of Directors

Tom Sego	47	Independent Director of the Board of Directors

Kevin Brown	40	Independent Director of the Board of Directors

James Gunn	49	Independent Director of the Board of Directors

Robert W. Chance has served as a director and our President and Chief Executive Officer since October 2, 2007, when we completed our reverse merger with ISS; and he served as our acting Principal Financial Officer from September 2008 through December 2008 (Jeremy Briggs filled that position on January 1, 2009). From July 2005 to June 2007, Mr. Chance was Chief Operations Officer of Nytrox Systems, which engaged in the business of manufacturing ozone generating equipment; and from October 2004 until October 2, 2007 he served as Vice President of ISS. Prior to that time, he held management positions in Siemens and Johnson Controls, and worked for representatives of Honeywell and Fisher Controls International, over the course of his 30 year career in the automation and controls industry.

Jeremy Briggs has served as a director and as our Principal Financial Officer since January 1, 2009, and as Treasurer to the Board of Directors as of January 1, 2014.  He also has served as our Vice President and Chief Accounting Officer since January 2009 (he has worked for us since July 2008, originally as Senior Accountant, and from October through December 2008 as Controller) and he is responsible for directing our overall accounting and financial policies and functions.

Sean Sego joined the board of directors for NAS on April 19, 2012.. A graduate from Indiana State University, Mr. Sego brings many years of experience in the Financial Services Industry including Ameriprise Financial Services, Waddell and Reed and now over the past six years, serving as Senior Partner at Intrinsic Value Capital Management.

Tom Sego is currently CEO of SouthInk, a fast growing international wine distributor.  Previous to his current position he also worked at Apple for 9 years.  Most notably he served as head of World Wide Sales and Sales Support, reporting directly to Tim Cook, the now current CEO and successor of Steve Jobs.   He managed 6 different divisions while at Apple and was responsible for expanding an experimental program from 300 stores to 2600 stores in 24 months, accounting for a large amount of Apple's growth during that period. Before Apple, Tom worked at Alta Vista in business analysis and product management. Tom also performed merger and acquisition work in business development at Emerson Electric after getting his MBA from Harvard Business School.  Before business school Tom held various engineering positions at Eli Lilly and Caterpillar.

Kevin Brown has over twelve years of experience with Big 4 and regional accounting firms assurance services with a focus on financial statement and SOX 404 internal control audits for SEC registrants in the upstream and midstream oil and gas, precious and industrial metal mining, financial services, computer technology, media and entertainment, construction, and manufacturing and distribution industries. He has knowledge and experience summarizing and preparing memos that present issues with US GAAP and IFRS based technical accounting research and interpretations using FASB, IASB, and SEC regulations. He graduated with a Masters of Business Administration, California State University Fullerton, in 2003.

 James Gunn, an independent director and the Board of directors Secretary, is currently General Counsel for Cintron Brands, LLC, a beverage company located in Minnesota.  He also serves as counsel to several development stage start-ups.   He is a well-rounded attorney with experience focused on development stage businesses, workouts, and litigation.  Jim previously worked for several years for Thompson Coe Cousins & Irons, LLP in their St. Paul, Minnesota office, representing two Fortune 100 companies in litigation. He graduated with honors from the University of Iowa, College of Law in 1997.

Other Executives:

Jason Jensen is currently the General Manager of JD Field services, an oil field services company located in Vernal, UT since its inception in 1999. He has been in the oil field and roustabout services industry for over 20 years. He received a certificate of completion from Uinta Basin Area Tech College in 1991.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:
•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
or being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated

Family Relationships

Currently our Board of Directors has two (2) independent directors which are related.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of our common stock on Forms 3, 4 and 5 with the SEC. Based on our review of the copies of such forms that we have received and written representations from certain reporting persons we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements.

Code of Ethics and Corporate Governance

We have adopted a Code of Conduct (ethics) and Corporate Governance that applies to our executive officers, including the principal executive officer, principal financial officer and principal accounting officer; our management team and all employees. A copy of our Code of Conduct (ethics) and Corporate Governance is posted on our Internet site at http://www.nasv.biz. In the event that we amend or grant any waiver from, a provision of the Code of Conduct (ethics) and Corporate Governance that applies to the principal executive officer, principal financial officer or principal accounting officer and that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore on our Internet site.

The following table sets forth all compensation earned during the fiscal years ended December 31, 2013, 2012 and 2011, by (i) our Chief Executive Officer (principal executive officer), (ii) our Principal Financial Officer, (iii) our Vice President, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $60,000 during such fiscal year ends. We refer to all of these officers collectively as our “named executive officers”.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Robert W. Chance,	2013	0	0	0	0	0	32,000	32,000
	2012	48,000	0	0	0	0	0	48,000
PEO Chief Executive Officer	2011	78,000	0	0	0	0	0	78,000
Jeremy W. Briggs,	2013	0	0	0	0	0	32,000	32,000
	2012	58,300	0	0	0	0	0	58,300
Principal Financial Officer	2011	75,000	0	58,000	0	0	0	133,000

(1)
In 2011 we issued to these individual 1,750,000 shares of our common stock based upon their employment agreements, (see Item 13 Certain Relationships and Related Transactions, and Director Independence – Compensation).

(2)
In 2013, the Company issued to these individuals 76,000,000 shares of restricted common stock in consideration for services provided to the Board of Directors (see Item 13 Certain Relationships and Related Transactions, and Director Independence – Compensation).

Employment Agreements with Named Executive Officers

Robert Chance. Effective October 12, 2007, our ISS subsidiary entered into an employment agreement, as amended, with Robert Chance under which he agreed to devote his full working time to the discharge of his duties, such duties to be those which ISS may from time to time assign to him.  Pursuant to the agreement, we agreed to pay Mr. Chance a salary at the rate of $104,000 per year and to provide him with such supplemental benefits as we may from time to time provide to our full-time employees in similar positions as Mr. Chance (see employment agreement as exhibited). As of December 31, 2012, due to the downturn of our operations we fixed Mr. Chance’s salary at $4,000 per month, since we have been unable to pay we have accrued for such salary, and as of December 31, 2013, the PEO has forgiven all accrued salary.

Jeremy Briggs.  On July 28, 2008, we entered into an employment agreement with Jeremy Briggs, as amended January 1, 2009, under which he agreed to devote his full working time as a Vice President and our Chief Accounting Officer.  Pursuant to the agreement, we agreed to pay Mr. Briggs a salary at the rate of $85,000 per year, to issue to him 250,000 shares of common stock which we valued at $32,500, and to provide him with such supplemental benefits as we may from time to time prove to our full-time employees in similar positions as Mr. Briggs.  On January 17, 2011, we amended our employment agreement with Jeremy Briggs increasing his current salary of $85,000 to $100,000 and awarding him 750,000 shares of common stock as a retention bonus (see employment agreement as exhibited). From January 1, 2012 – March 31, 2013 we placed Mr. Briggs on a consulting basis for services rendered, and as of April 1, 2013, we started to accrue salary expenses for Mr. Briggs, as of December 31, 2013, the PFO has forgiven all accrued salary.

Termination of Employment or Change in Control Arrangements

Except as disclosed in this Form 10-K, there are no compensatory plans or arrangements with any named executive officer (including payments to be received from our parent company or any of our subsidiaries), which result or will result from the resignation, retirement or any other termination of employment of such named executive officer or from a change of control of our parent company or any of our subsidiaries or any change in such named executive officer’s responsibilities following a change in control.

Ownership of Management

The following table sets forth certain information as of April 11, 2014 as to each class of our equity securities beneficially owned by (i) each of our directors and named executive officers and (ii) our directors and executive officers as a group.  Except as otherwise indicated, we have been advised that each of the persons listed below has sole voting and investment power over their listed shares.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature Of Beneficial Ownership (2)	Percent of Class (2)

Common Stock	Robert W. Chance(3)	42,124,872	5.60%
Common Stock	Jeremy Briggs(4)	39,513,654	5.25%
Common Stock	Sean Sego	42,900,000	5.70%
Common Stock	Tom Sego	2,600,000	>1%
Common Stock	Kevin Brown	5,150,000	>1%
Common Stock	James Gunn	5,010,000	>1%
Common Stock	Jason Jensen(5)	59,000,000	7.85%
Common Stock	David Gurr(5)	59,000,000	7.85%
Common Stock	All Executive Officers and	255,298,526	33.95%
	Directors as a Group (8 persons)

(1)
Each person named is an executive officer or a director. Except as otherwise indicated, the address of each beneficial owner is c/o National Automation Services, Inc., P.O. Box 400775 Las Vegas, NV 89140.

(2)
Applicable percentage ownership is based on 751,987,293 shares of our common stock outstanding as of April 11, 2014, as provided by our Transfer Agent, which systematically makes the calculations to three decimal points, and we rounded up or down. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(3)
Individual formerly was a principal shareholder of ISS, and in connection with our October 2, 2007 reverse merger he executed a lockup agreement in which he agreed not to sell any of the 7,333,333 shares he received in that transaction for two years, other than in a private sales transaction approved in advance by Ronald Williams (the President of T-Beck Capital, Inc., who died in March 2009) or Joseph Pardo, each of whom we deemed to have been a “promoter” following such reverse merger.  See Item 13 below, “Certain Relationships and Related Transactions, and Director Independence – Promoters and Control Persons.”

(4)	Includes 26,154 shares held by immediate family members.
(5)
Individuals were issued shares of restricted common stock as a part of the Purchase and Sale Agreement with JD Field Services dated February 24, 2014, the amount of 59,000,000 shares each. See Item 13 below, “Certain Relationships and Related Transactions, and Director Independence – Promoters and Control Persons.”

Voting Rights

The Company holds the voting power over 158,000,000 shares held in escrow for the benefit of JD Field Services (representing voting rights and control over 17.4% of the equity interests).

Changes in Control

There are no arrangements, including any pledge by any person of our securities, known to us the operation of which may at a subsequent date result in a change in control of our company.

Transaction with Related Persons

Described below are certain transactions and currently proposed transactions, from January 1, 2009, the beginning of our last two fiscal years, between us and our named executive officers, our directors and the beneficial owners of 5% or more of our common stock (being the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last three completed fiscal years), other than compensation arrangements that are otherwise described under “Executive Compensation.”

Borrowings:

On December 31, 2010, the Company entered into a promissory note with a former officer of the Company, for $13,000. The terms of the loan were to repay of the loan in the amount of $13,000 with a 10% annual interest to start as of December 31, 2010. As of December 31, 2013; we owed $2,000 plus accrued interest in the amount of $2,250.

On December 31, 2010, the Company entered into a promissory note with a former officer of the Company, for $9,760. The terms of the loan were to repay of the loan in the amount of $9,760 with a 10% annual interest to start as of December 31, 2010. As of December 31, 2013; we owed $9,760 plus accrued interest in the amount of $2,928.

On December 31, 2010, the Company entered into a promissory note with a former employee of the Company, for $9,500. The terms of the loan were to repay of the loan in the amount of $9,500 with a 10% annual interest to start as of December 31, 2010. As of December 31, 2013; we owed $9,500 plus accrued interest in the amount of $2,850.

On April 1, 2009 we modified the verbal loan agreement entered into on June 30, 2008 with a former director of the Company, which had a balance of $50,000 as of December 31, 2008, by making it a formal promissory note, capitalizing accrued interest into the principal ($36,000) and including an annual interest rate of 10%.  On August 15, 2011, we repaid a portion of the note obligation in the amount of $15,000, which reduced our principle obligation from $86,000 to $71,000. As of December 31, 2013; we owed $71,000 plus accrued interest in the amount of $36,350.  As of December 31, 2012, the note holder has called the note.

On November 5, 2008, the Company entered into agreement promissory note with a former director of the Board, for $77,000. The terms of the loan were to repay of the loan in the amount of $72,000 with the addition of a $5,000 fee for interest or incur a $250 a day late fee if paid after December 5, 2008. On April 1, 2009 the loan agreement was modified to remove the $250 a day late fees and add an annual interest rate of 10%.  As of December 31, 2013, we owed $79,913 plus accrued interest in the amount of $66,815.

Compensation, Etc.

We also have issued to our named executive officers common stock for services rendered in both capacity of management and their respective roles on the Board of Directors, as follows:

•	To Robert Chance: On July 23, 2013, we issued 34,000,000 shares for Board services.

•	To Sean Sego: On July 23, 2013, we issued 34,000,000 shares for Board services.

•	To Jeremy Briggs: On July 23, 2013, we issued 34,000,000 shares for Board services.

•	To Sean Sego: On August 1, 2013, we issued 4,000,000 shares for Board services.

•	To Robert Chance: On August 1, 2013, we issued 4,000,000 shares for Board services.

•	To Jeremy Briggs: On July 23, 2013, we issued 4,000,000 shares for Board services.

•	To Kevin Brown: On November 5, 2013, we granted 5,000,000 shares for Board services and issued on March 20, 2014.

•	To James Gunn: On November 5, 2013, we granted 5,000,000 shares for Board services and issued on March 20, 2014.

•	To Jason Jensen: On March 26, 2014, we issued 59,000,000 in accordance with the JD acquisition agreement.

•	To David Gurr: On March 26, 2014, we issued 59,000,000 in accordance with the JD acquisition agreement.

•	To Sean Sego: On April 2, 2014, the Company issued 4,000,000 shares of restricted common stock for security on a note payable agreement dated April 2, 2014.

Promoters and certain control persons

We have no knowledge of any person who would be deemed a “promoter” of our company during the past five years within the meaning of Rule 405 under the Securities Act, except as noted in our registration statement Form 10/a filed on March 3, 2010.

Recommendation of the Board of Directors
The Board recommends a vote FOR the election of each of the nominees.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
At the Meeting of Stockholders, the stockholders will vote to ratify the appointment of Keeton CPA as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  Keeton CPA served as auditor for the fiscal year ended December 31, 2013. We do not expect a representative of Keeton CPA to be present at the Meeting.

The Board has selected Keeton CPA as our independent registered public accounting firm for the fiscal year ending December 31, 2014.  Although the selection of the independent registered public accounting firm is not required under the Company’s By-laws or otherwise to be ratified by our stockholders, the Board has directed that the appointment of MNP be submitted to our stockholders for ratification due to the significance of their appointment.  If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm.  Even if the selection is ratified, the Board in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees

The aggregate fees billed by the Company's auditors for the professional services rendered in connection with the audit of its annual financial statements and reviews of the financial statements included in the Company's Forms 10-Q’s and 10-K’s for fiscal year 2013 and 2012 were approximately $36,000 and $33,000, respectively.

Other Fees

For 2013 and 2012, we incurred no other fees to Keeton, CPA, Certified Public Accountants, for products and services other than the services reported above.

Recommendation of the Board of Directors
The Board of Directors recommends a vote FOR the ratification of the appointment of Keeton CPA, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 3 - APPROVAL OF 2014 OMNIBUS EQUITY COMPENSATION PLAN
The following is a brief summary of the 2014 Omnibus Equity Compensation Plan (“Plan”). Shareholders are encouraged to review the entire Plan in Appendix A of this document.   The purpose of the Plan is to advance the interests of the Company, by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent.
•	Eligibility of the Plan includes key employees, consultants, independent contractors, Officers and Directors.
•	The Board currently administers the Plan.
•	There are no stock options outstanding but the Company has reserved 50,000,000 shares eligible for issuance under the Plan.
•	The Board, by resolution, will designate an exercise price for stock options as the prior day closing price on a stock exchange to which the Company’s shares trade.
•
The Board may amend the Plan or any option without the consent or approval of the stockholders of the Company.  This includes but is not limited to amendments: (a) of a housekeeping or administrative nature; (b) changes to vesting provisions; (c) changes to the termination provisions or terminating an option; (d) changes to terms and conditions of options not held by Insiders of the Company; (e) anti-dilution adjustments provided; and (f) amendments necessary to comply with applicable laws or regulatory requirements.

•	Stock options may be issued for a period of up to 10 years.
•	Stock options may vest in accordance to the vesting schedule determined by the Board.
•	Stock options may be are non-transferrable.
•
The Board may grant stock appreciation rights in tandem with options that have been or are granted under the Plan. A stock appreciation right shall entitle the holder to receive in cash, with respect to each share as to which the right is exercised, payment in an amount equal to the excess of the share’s fair market value on the date the right is exercised over its fair market value on the date the right was granted.  To date no stock appreciation rights have been granted. The Board may issue other similar derivative securities under the Plan (as described in the Plan)

U.S. Federal Income Tax Consequences (for U.S. citizens granted options under the Plan)
If a holder is granted a nonqualified stock option under the Plan, the holder should not have taxable income on the grant of the option. Generally, the holder should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The holder's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the holder exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss. The Company should be entitled to a federal income tax deduction at the time and for the same amount as the holder recognizes ordinary income.

A holder of an incentive stock option will not recognize taxable income upon grant. If the applicable employment-related requirements are met, the holder will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If any of the requirements for incentive stock options under the Internal Revenue Code are not met, the incentive stock option will be treated as a nonqualified stock option and the tax consequences described above for nonqualified stock options will apply. Once an incentive stock option has been exercised, if the stock acquired upon exercise is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the excess of the fair market value on the date of exercise over the exercise price (less any diminution in value of the stock after exercise) will be taxed as ordinary income and the Company is entitled to a deduction to the extent of the amount included in the income of the holder. Appreciation in the stock subsequent to the exercise date will be taxed as long term or short-term capital gain, depending on whether the stock was held for more than one year after the exercise date.

If, on a change of control of the Company, the exercisability of an award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding a change in ownership or control. An "excess parachute payment," with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change-in-control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

Taking all these factors into consideration, however, the Board of Directors believes that these measures should increase the likelihood that all of the Company’s shareholders will be treated equally and fairly when shareholder action is taken, and should enhance the ability of the Company and its shareholders to carefully consider shareholder nominations and proposals.

Recommendation of the Board of Directors
The Board recommends a vote FOR the approval of the 2014 Omnibus Equity Compensation Plan.

PROPOSAL 4 – APPROVAL OF THE  REDUCTION OF THE AUTHORIZED SHARES FROM ONE BILLION (1,000,000,000) SHARES OF COMMON STOCK DOWN TO SEVENTY FIVE MILLION (75,000,000) SHARES OF COMMON STOCK, $0.001 PAR VALUE

SUMMARY OF THE REDUCTION IN AUTHORIZED

The Board of Directors believe the large number of outstanding shares of our Common Stock  have contributed to the difficulty with some business transactions , have contributed to a lack of investor and specialized fund  interest in the Company, and malware and has made it difficult to attract new investors, specialized funds and potential business candidates. In addition, the Company may consider uplifting to another exchange in which a revised capitalization structure would enhance the likelihood of achievement.  In support of these beliefs, the Board of Director approved the decrease of the number of authorized Common Stock by one billion (1,000,000,000) shares of Common Stock down to seventy five million (75,000,000) shares Common Stock, $0.001 par value, of the Company.

We have no present understandings or agreements that will involve the issuance of capital stock. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock. As of the date herein, there are no definitive agreements, letters of intent of memorandums of understanding with respect to any transactions, financings or acquisitions.

Recommendation of the Board of Directors
The Board recommends that the Shareholders vote for reduction of the authorized shares from one billion (1,000,000,000) shares of common stock down to seventy five million (75,000,000) shares of common stock, $0.001 par value.

PROPOSAL 5 – APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE TEN MILLION (10,000,000) SHARES OF PREFERRED STOCK, PAR VALUE $12.00, THE DESIGNATIONS, RIGHTS AND PREFERENCES OF WHICH WILL BE DETERMINED BY THE BOARD OF DIRECTORS.

SUMMARY OF THE PREFERRED STOCK

Recommendation of the Board of Directors
The Board recommends that the Shareholders vote to authorize Ten Million (10,000,000) shares of preferred stock, par value $12.00, the designations, rights and preferences of which will be determined by the Board of Directors.

The Company Board of Directors voted to authorize 10,000,000 shares of preferred stock, $12.00 par value per share (“Preferred Stock”), none of which is issued or outstanding.  If approved, the Company’s Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of Preferred Stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of Preferred Stock may possess voting, dividend, liquidation and redemption rights superior to that of the Common Stock. The rights of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of any Preferred Stock that may be issued in the future. Issuance of a new series of Preferred Stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of the Company.

         Issuance of additional authorized preferred stock may have the effect of:

•	deterring or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise; or
•	prohibiting the removal of incumbent management; or
•
impeding a  corporate  transaction  such  as  a  merger.  For example, the issuance of preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly.

There are no present plans, understandings or agreements, and the Company is not engaged in any negotiations that will involve the issuance of preferred stock.  However, the Board of Directors believes it prudent to have shares of preferred stock available for such corporate purposes as the Board of Directors may from time to time deem necessary and advisable including for acquisitions and the raising of additional capital, for which there are no present agreements or understandings.

PROPOSAL 6 – APPROVAL OF A 200:1 REVERSE STOCK SPLIT (PRO-RATA REDUCTION OF OUTSTANDING SHARES) OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

REVERSE STOCK SPLIT

The Company Board of Directors approved a resolution to effectuate a 200:1 Reverse Stock Split.  Under this Reverse Stock Split each 200 shares of our Common Stock will be automatically converted into 1 share of Common Stock.  To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares.

MATERIAL TERMS, POTENTIAL RISKS AND PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT
PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL BE REDUCED TO 75,000,000,  WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED TO APPROXIMATELY 4,730,982.

The Board of Directors believe that among other reasons, the large number of outstanding shares of our Common Stock  have contributed to the difficulty with some business transactions ,have contributed to a lack of investor and specialized fund  interest in the Company, and has made it difficult to attract new investors, specialized funds and potential business candidates.  In addition, the Company may consider uplifting to another exchange in which a revised capitalization structure would enhance the likelihood of achievement. As a result, the Board of Directors has proposed the Reverse Stock Split as one method to attract business and investor opportunities in the Company.

We have no present understandings or agreements that will involve the issuance of capital stock. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock. As of the date herein, there are no definitive agreements, letters of intent of memorandums of understanding with respect to any transactions, financings or acquisitions.

When a company engages in a Reverse Stock Split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive investor or merger or purchase target for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a suitable investor, merger or purchaser candidate will emerge.

The Board of Directors believes that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 946,196,454 shares of Common Stock as of August 5, 2014 to approximately 4,730,982 Common Stock. $0.001 par value (depending on the number of fractional shares that are issued or cancelled). The Reverse Stock Split will affect the shares of common stock outstanding.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 1500. While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

The Reverse Split of the Common Stock is expected to become effective after we file Articles of Amendment to our Articles of Incorporation (the “Effective Date”). Upon the Effective Date, the Company will notify FINRA and request an ex-dividend date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued at this time.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders.

There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or Bylaws that would be triggered as a consequence of the Reverse Split. The Articles of Incorporation or Bylaws do not address any consequence of the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES
The following summary of material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.
No gain or loss will be recognized by a shareholder as a result of the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

This summary of the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts, and the tax treatment to particular stockholders may vary depending upon each stockholder’s particular facts and circumstances. Accordingly, each stockholder should consult with the stockholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Split.

Recommendation of the Board of Directors
The Board recommends that the Shareholders vote to effectuate a 200:1 Reverse Stock Split.

PROPOSAL 7 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company believes that its compensation policies are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of its stockholders. If such compensation were to be modified, the Company runs the risk of both being unable to retain and unable to attract qualified and competent people to fill rolls necessary for the advancement and betterment of the Company.

The Company is providing its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEO”) as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 8. This advisory stockholder vote, gives you as a stockholder the opportunity to approve or not approve the NEO’s compensation that is disclosed in this Proxy Statement by voting for or against the resolution below (or by abstaining with respect to the resolution).

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 7 overrules any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation of the Board
The Board of Directors recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 8 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES
In Proposal 8, the Company is providing its stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 8 we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain from casting a vote.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

After careful consideration, the Board of Directors believes that the executive compensation advisory vote should be held every three years, and therefore our Board of Directors recommends that you vote for a frequency of every three years for future executive compensation advisory votes.

The Company believes that a once-every-three-years executive compensation advisory vote will allow our stockholders to evaluate executive compensation on a more thorough, longer-term basis than an annual or biennial vote. The Company will take a long-term view of executive compensation and encourages its stockholders to do the same. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation. In addition, an annual or biennial executive compensation advisory vote may not allow stockholders sufficient time to evaluate the effect of changes made to the Company’s executive compensation program. In determining to recommend that stockholders vote for a frequency of once every three years, the Company considered how an advisory vote at this frequency will provide stockholders sufficient time to evaluate the effectiveness of our executive compensation policies and practices in the context of our long-term business results rather than emphasizing short-term and potentially one-time fluctuations in our business results or executive compensation. In addition, a vote every three years will provide the Company sufficient time to be responsive to stockholder views.

The Board of Directors believes that holding the executive compensation advisory vote every three years is in the best interests of the Company and its stockholders and recommends voting for a frequency of every “three years”. Proxies solicited by the Board of Directors will be voted for a frequency of every three years unless stockholders specify to the contrary.

Recommendation of the Board
The Board of Directors recommends that the stockholders vote “FOR” a frequency of every “three years” for the executive compensation advisory.

DESCRIPTION OF BUSINESS

FORWARD LOOKING STATEMENTS

Forward-looking statements include the information concerning National Automation Services’ possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, and the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “may,” “will,” or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this report. You should understand that many important factors, in addition to those discussed elsewhere in this report, and could cause our results to differ materially from those expressed in the forward-looking statements. These factors include, without limitation, increases in materials, labor, demand for services, our ability to implement our growth strategy, our fixed obligations, and our dependence on the market demand for automation and control services.

BUSINESS

Business Development, History and Organization

Organizational History

On December 28, 2007, we incorporated as a Nevada corporation under the name National Automation Services, Inc. (referred to herein as “NAS” or the “Company”). On August 6, 2009, National Automation Services, Inc. filed a Form 10, which under SEC rule, reinstates our public reporting obligations under federal securities laws. The Form 10 had an effective registration date 60 days after submission on October 6, 2009 and was cleared of SEC’s limited comments as of March 8, 2010.

Overview

NAS is a public holding company that serves various market sectors. Currently our market concentration is in the Petro-chemical industry. Our business plan takes action with expansion through carefully selected acquisitions. We anticipate expansion by acquisition into several geographic regions over the next 12 to 18 months.

Our telephone number for our executive offices is (877) 871-6400.

Our common stock is currently quoted on the OTC Markets under the symbol “NASV.QB”.

Plan of Operation

We intend to focus our efforts on implementing the following business strategy:

The Company has evaluated the scope of its business plan and has modified it to reduce corporate overhead functions leaving all operating activities at the subsidiary level. The benefits of this new direction have begun to be realized in the first quarter of 2014 and beyond.

Our goal is to acquire companies with track records of long term, stable, and profitable operations.  Each subsidiary operates as its own entity with current management retained. This allows the Company’s management to focus on maintaining quality while increasing current levels of revenues and profitability.  Each subsidiary provides their financials to NAS and the Company will make site visits to ensure companies are in compliance for reporting and monitoring purposes.

With the new focus as stated above, on February 28, 2014, the Company entered into a purchase and sale agreement with JD Field Services (“JD”). This is the first of several additional acquisitions that NAS has as a part of its growth strategy. JD provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site. They are licensed in all states west of the Mississippi River including Alaska to do trucking, but are focused primarily in the Rocky Mountain Region. Oilfield services provided include heavy haul, water haul, and rig moving services as well as equipment, supplies, and specialty long hauling services. JD also provides oil and gas equipment rental services, hot shot, roustabout services and construction site development services. JD also operates a fabrication division that builds special-order oil and gas equipment and trucks for customers.

We feel this new and redirected focus will offer each subsidiary an opportunity for growth through synergies created by becoming a part of the Company.

We have begun evaluating other companies for acquisition in the fourth quarter of 2013 and beyond. The evaluation process is conducted by our acquisition board and the companies are evaluated on the following attributes:

•	Geographic area
•	Synergies with our current core businesses
•	Niche marketing
•	Areas of expertise
•	Price/earnings ratio
•	Benefit: Customer base, proprietary products, technology, and talent base.

Raise Additional Capital

We currently have a cash shortage, and our operating revenues are insufficient to fund our operations. Consequently, our audited financial statements contain, in Note 3, an explanatory paragraph to the effect that our ability to continue as a going concern is dependent on our ability to increase our revenue, eliminate our recurring net losses, eliminate our working capital deficit, and realize additional capital; and we can give no assurance that our plans and efforts to do so will be successful (see Item 8, Financial Statements and Supplementary Data). Therefore, we require additional funds to finance our business activities on an ongoing basis and to implement our acquisition strategy portraying our Company as one able to provide a target Company with additional working capital to finance and grow its business.  Accordingly, we intend to seek additional financing.  Any additional funding sought would likely result in a material and substantial dilution of the equity interests of our current shareholders, and also likely will increase our debt servicing obligations for the future (See also Item 1A, Risk Factors).

On February 24, 2014, the Company entered into a purchase and sale agreement with JD. The purchase of JD provides NAS a means to cure our cash shortage and eliminate our net losses. As such this purchase is the first step to continue as a going concern.

Improve Existing Operations

Our operating results have been unsatisfactory.  We had a working capital deficit of $(2,875,372) at December 31, 2013. We also have experienced recurring losses.  For the fiscal year end December 31, 2013, we had an operating loss of $(205,970), and a net loss of $(280,596), primarily due to interest expenses for outstanding liabilities owed. For the year ended December 31, 2012, we had an operating loss of $(266,255), and a net income of $(510,063), due primarily for our disposal of Trafalgar debt as noted in our settlement agreement dated March 25, 2011.

At April 11, 2014, our cash on hand, most of which was obtained from recent convertible note agreements and private placement offerings, was approximately $85,000.

We have begun our efforts to improve the existing operations by removing the burdens and obstacles that we believe are impeding our operations. With Trafalgar litigation settled and our first acquisition in the first quarter of 2014, the Company is moving forward.

Affect Strategic Acquisitions

We intend to expand our operations in the continental United States by acquiring select small to medium sized privately-held companies that primarily perform work for industrial applications.

We use the following criteria to evaluate acquisition opportunities:

•
Established businesses with a proven track record: We seek established businesses with a proven operating track record strong financial performance, positive operating results, established or growing contract backlogs, and/or the potential for positive operating cash flow.  We consider the experience and skill of management and whether other talented personnel exist within the Company or the local market.

•
Opportunity for growth of our industrial business: We look for businesses with an established base of industrial end users, to provide us an opportunity to increase synergism of our portfolio as well as market diversification.

•	Opportunity to purchase and assimilate technologies and infrastructures to further aid our operational, technological, and overhead objectives.

The criteria identified above are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, on the above factors as well as other considerations deemed relevant by our management. Accordingly, we may enter into a business combination that does not meet any or all of these criteria if we believe that it has the potential to create significant stockholder value.

We intend to affect our acquisitions through several different financial methods; one such method is a stock purchase using the acquisitions cash flow to pay for the sale of our public stock. We currently have banks and access to cash for the funding of our acquisitions. The structure of the deal is an upfront cash payment with the owner carrying an interest bearing note payable for five years.

Director Qualifications and Board of Directors Role

Our Company’s Board of Director qualifications, to date, have been determined by but not limited to senior executive position, professional experience, operational experience, and strategic and realized capital potential which would be required to successfully supervise, guide and operate a public holding company. Their fundamental role has been to guide the Company’s success in its current operations, strategic development, oversee the executive levels of the Company, while also ensuring Company compliance with the rules and regulations of a publicly traded company. Management, in the past, has traditionally had a broad discretion to adjust the allocation of our cash and other resources (what we pay and issue stock compensation for services rendered).  The Company now and moving forward requires a majority of the Board of Directors (which now consists of independent Board members outside of management) consent to use cash resources as well as equity resources for such purposes.

We have begun to act on our primary goal to have our Corporate Governance rules and regulations implemented to continue our business strategy. The Board of Directors role in the next six to twelve months will continue to move from its existing blend of management and direct dependence on ownership to one of independence set forth in our Governance charter as noted on our website and other disclosed documentation. These principals also adhere to the Company’s code of conduct (ethics) which is also noted on the Company’s website and exhibited on this annual filing.

Acquisitions Affected

Intuitive System Solutions, Inc.

Intuitive Systems Solutions, Inc., a wholly owned subsidiary and a Nevada corporation headquartered in Henderson, Nevada, was made dormant in January 2012.

Intecon, Inc.

Intecon Inc., a wholly owned subsidiary and an Arizona corporation headquartered in Tempe, Arizona, was made dormant in January 2012.

Our Business

Principal Services

General

By broadening our corporate focus to include new companies in services, product, distribution, manufacturing and production, NAS will create a diverse spectrum of revenue potential.

As acquisitions are concluded, NAS will be defining this spectrum of its services.  JD provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site. They are licensed in all states west of the Mississippi River including Alaska to do trucking, but are focused primarily in the Rocky Mountain Region. Oilfield services provided include heavy haul, water haul, and rig moving services as well as equipment, supplies, and specialty long hauling services. JD also provides oil and gas equipment rental services, hot shot, roustabout services and construction site development services. JD also operates a fabrication division that builds special-order oil and gas equipment and trucks for customers.

Our Market

NAS intends to acquire businesses in the Petro-chemical, industrial, and related services at attractive prices with strong management teams, leaving these businesses intact, while providing the financial and human capital resources to grow revenue streams organically and through leveraging synergies of other acquired sister businesses.

We have begun to expand on our business strategy while adding diversification into additional new markets as defined by the targeted acquisitions.

Business Conditions

Environmental Matters

We are subject to environmental regulation by federal, state and local authorities in the United States. Although we believe we are in substantial compliance with all applicable environmental laws, rules and regulations (“laws”), the field of environmental regulation can change rapidly with the enactment or enhancement of laws and stepped up enforcement of these laws, either of which could require us to change our manufacturing methods.  At present, we are not involved in any material environmental matters and are not aware of any material environmental matters threatened against us.

Proprietary Rights

We do not own or license any patents or trademarks, and we have no immediate plans to do so. We have not filed, and do not intend to file, any application with any government agency for protection or registration of these rights. We rely upon a combination of nondisclosure and other contractual arrangements to protect our proprietary rights.

RISK FACTORS

In any business venture, there are substantial risks specific to the particular enterprise which cannot be ascertained until a potential acquisition, reorganization or merger candidate has been specifically identified; however, at a minimum, our present and proposed business operations will be highly speculative, and will be subject to the same types of risks inherent in any new or unproven venture, and will include those types of risk factors outlined below, among others that cannot now be determined.

Risks Relating To Our Business

Continuation as a Going Concern

Our auditors' report on our audited December 31, 2013 and 2012 financial statements, and Note 3 to such financial statements, reflect a substantial doubt about our ability to continue as a going concern.  We have begun to expand our operations purely through acquisition in 2014 and will continue to acquire in the foreseeable future. We will be carefully managing our overhead to maximize the effects of profitable acquisitions.  However, we can give no assurance that these plans and efforts will be successful.

On February 24, 2014, the Company entered into a purchase and sale agreement with JD Fields. This is the first of several anticipated acquisitions that NAS has as a part of its growth strategy. The purchase of JD Fields provides the Company a means to cure our cash shortage and eliminate our net losses. As such the purchase is the first step to continue as a going concern.

We Need Additional Capital

In the past we have experienced recurring net losses, including net losses of $(280,596) for the fiscal year ended December 31, 2013, and we had an accumulated deficit of $(16,094,605) at December 31, 2013.  We have a cash shortage, with approximately $85,000 of cash on hand at April 11, 2014.

Therefore, we require additional funds to finance our business activities on an ongoing basis and to implement our acquisition strategy portraying our company as one able to provide a target subsidiary not only with cost savings results but also with additional working capital to finance and grow the business.

Risks of Expansion by Acquisition

Our business strategy depends in large part on our ability to identify and acquire suitable companies, to expand our current expertise into the markets of our acquired companies, and to capitalize on the expertise of these companies to obtain new business in our current markets.  Delays or failures in acquiring new companies would materially and adversely affect our planned growth.

The success of this proposed strategy will depend on numerous factors, some of which are beyond our control, including the following:
•	securing any required approvals from our lender(s) and others;
•	our ability to effectively integrate an acquired company, including its information systems and personnel;
•	our ability to retain the services of the key employees of the acquired company;
•	availability of additional qualified operating personnel;
•	necessary or unavoidable increases in wages, or unanticipated operating costs;
•	the possibility of unforeseen events affecting the region particularly in which an acquired company operates;

•	adverse effects on existing business relationships resulting from the performance of an acquired company; and
•	diversion of management’s attention from operating our business.

The acquisition transactions may also result in the following:
•	issuance of additional stock that would further dilute our current stockholders’ percentage ownership;
•	incurring debt;
•	assumption of unknown or contingent liabilities; or
•	negative effects on reported operating results from acquisition-related charges and
•	amortization of acquired technology, goodwill and other intangibles.

Therefore, our business strategy may not have the desired result, and notwithstanding effecting numerous acquisitions we still may be unable to achieve profitability or, if profitability should be achieved, to sustain it.

Decreases in construction, industrial activities could adversely affect our revenues and operating results by decreasing the demand for our equipment and prices we can charge.

Our products and services provided by JD are used primarily in non-residential construction activity, industrial activity and the oil and gas industry.  The economic downturn and the resulting decreases in construction and industrial activities in the United States has adversely affected our revenues and operating results and may further decrease the demand for our equipment and the prices we can charge.

Certain factors that may cause weakness, either temporary or long-term, in the construction industry included
•	weakness in the economy, the onset of a recession or a prolonged recession;
•	an increase in interest rates;
•	lack of available financing to fund development projects;
•	reductions in corporate spending for plants and facilities or government spending for infrastructure projects;
•	adverse weather conditions and natural disasters;
•	terrorism or hostilities involving the United States;
•	and an increase in the cost of construction materials.

Our debt exposes us to risks

Our indebtedness has the potential to affect us adversely in many ways. For example, it will or could:
•	increase our vulnerability to adverse economic, industry or competitive developments;
•	require us to devote a substantial portion of our cash flow to debt service, reducing funds available for other purposes or otherwise constrain our financial flexibility;
•	affect our ability to obtain additional financing, particularly because substantially all of our assets are subject to security interests relating to existing indebtedness; or
•	decrease our profitability or cash flow.

Also, if we are unable to service our indebtedness and fund our operations, we will be forced to seek alternatives that may include:
•	reducing or delaying capital expenditures;
•	limiting our growth;
•	seeking additional capital;
•	selling assets; or
•	restructuring or refinancing our indebtedness.

If we adopt an alternative strategy, it may not be successful and we may still be unable to service our indebtedness and fund our operations.

Control by Management and Directorship

Our company is effectively controlled by Management, specifically Messrs. Robert W. Chance, Jeremy Briggs, Jason Jensen, and David Gurr (“Management”), who collectively own approximately 26.55% (as of April 11, 2014) of our outstanding common stock, and Messrs. Sean Sego, Jim Gunn, Kevin Brown, and Tom Sego, who hold positions on our board of directors as independent directors which complies with NASDAQ Rule 5605(a)(2) and own 7.4% of the Company’s outstanding common stock for a total controlled ownership of 33.95%.  While we intend to pursue our business strategy as set forth herein, Management has broad discretion to adjust the application and allocation of our cash and other resources, whether in order to address changed circumstances and opportunities or otherwise.  As a result of such discretion, our success is substantially dependent upon their judgment.  In addition, Management is able to elect our board of directors and to cause the directors to declare or refrain from declaring dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights holders of our common stock, issue additional shares of capital stock and generally to direct our affairs and the use of all funds available to us.  Any such preferred stock also could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Any issuance of common or preferred stock could substantially dilute the percentage ownership of the Company held by our current stockholders.

Dependence on Management

Our success is dependent upon the active participation of our Management.  We have entered into employment agreements (i) with Mr. Chance, for an initial two-year term, which expired February 14, 2009, and continues annually thereafter, and (ii) with Mr. Briggs which expired on December 31, 2012, where he continued his services as a consultant. As of April 2013, he restarted his employment with the Company. In addition, we do not maintain any "key man" insurance on any of their lives.  In the event we should lose the services of any of their people, our business would suffer materially.  There can be no assurance that we would be able to employ qualified person(s) on acceptable terms to replace them.

Dependence on Third-Party Suppliers

Our manufacturing processes require that we buy a high volume of components from third party suppliers. Our reliance on these suppliers involves certain risks, including:
•
The cost of these items might increase, for reasons such as inflation and increases in the price of the precious metals, if any, or other internal parts used to make such items, which could cause our costs to complete a job to exceed the estimate we used to create our bid;

•	Poor quality could adversely affect the reliability and reputation of our product; and
•
A shortage of components could adversely affect our manufacturing efficiencies and delivery capabilities, which could prevent us from obtaining, or hinder our ability to obtain, new business, which could jeopardize our ability to comply with the requirements of our contracts.

Any of these uncertainties also could adversely affect our business reputation and otherwise impair our profitability and ability to compete.

Risks Related to Our Industry in General

Exposure to Product and Professional Liability Claims

In the ordinary course of our business, we may be subject to product and professional liability claims alleging that products we sold or services that we provided failed or had adverse effects. We maintain liability insurance with operations performing at JD. The coverage is at a level which we believe to be adequate. A successful claim in excess of the policy limits of the liability insurance could materially adversely affect our business. As a user of products manufactured by others, we believe we may have recourse against the manufacturer in the event of a product liability claim. There can be no assurance, however, that recourse against a manufacturer would be successful, or that any manufacturer will maintain adequate insurance or otherwise be able to pay such liability.

Demand for the majority of our services is substantially dependent on the levels of expenditures by the oil and gas industry. A substantial or an extended decline in oil and gas prices could result in lower expenditures by the oil and gas industry, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Demand for the majority of our services depends substantially on the level of expenditures by the oil and gas industry for services. These expenditures are generally dependent on the industry’s view of future oil and natural gas prices and are sensitive to the industry’s view of future economic growth and the resulting impact on demand for oil and natural gas. Declines, as well as anticipated declines, in oil and gas prices could also result in project modifications, delays or cancellations, general business disruptions, and delays in payment of, or nonpayment of, amounts that are owed to us. These effects could have a material adverse effect on our financial condition, results of operations and cash flows. The prices for oil and natural gas have historically been volatile and can be affected by a variety of factors, including:
•	demand for hydrocarbons, which is affected by general economic and business conditions
•	the ability of the Organization of Petroleum Exporting Countries (“OPEC”) to set and maintain production levels for oil
•	oil and gas production levels by non-OPEC countries
•	governmental policies and subsidies
•	weather conditions

The oil and gas industry has historically experienced periodic downturns, which have been characterized by diminished demand for oilfield services and downward pressure on the prices we charge. However, recent operational increases in the domestic oil and gas industry may offset the effects of the economic downturn in that industrial sector; it is currently unknown whether this will lead to a sustained increase in demand for our equipment and services.

Failure to obtain and retain skilled technical personnel could impede our operations.

We require highly skilled personnel to operate and provide technical services and support for our business. Competition for the personnel required for our businesses intensifies as activity increases. In periods of high utilization it may become more difficult to find and retain qualified individuals to provide services to the site pads. This could increase our costs or have other adverse effects on our operations.

We must comply with numerous environmental and occupational health and safety regulations that may subject us to unanticipated liabilities.

Our facility and operations are subject to federal, state and local environmental and occupational safety and health requirements, including those relating to discharges of substances into the air, water and land, the handling, storage, use and disposal of hazardous materials and wastes and the cleanup of properties affected by pollutants. We do not anticipate any material adverse effect on our business, financial condition or competitive position as a result of our efforts to comply with these requirements. However, if we violate environmental laws or regulations, we may be held liable for damages and the costs of remedial actions, and could be subject to fees and penalties. We may violate or incur liability under environmental laws and regulations in the future as a result of human error, newly discovered noncompliance, contamination or other causes. These violations or liabilities could have a material adverse effect on our business, financial condition and results of operations.

Under some environmental laws and regulations, we may be liable for the costs of removal or remediation of hazardous substances located on or emanating from the site or facility. These laws and regulations often impose strict and, under certain circumstances, joint and several liability without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances.

            We may incur liability in connection with the use, management and disposal of these substances. We use hazardous materials such as petroleum products for fueling our equipment and vehicles and solvents to clean and maintain equipment and vehicles. We incur expenses associated with using, storing and managing these materials in compliance with environmental requirements. We also generate and must manage in accordance with applicable environmental laws and regulations certain used or spent materials such as used motor oil, radiator fluid and solvents. We often seek to reuse, recycle or dispose of these spent materials at offsite disposal facilities in accordance with environmental laws and regulations. We could become liable under various federal, state and local laws and regulations for environmental contamination at off-site facilities where our waste has been disposed of, regardless of whether the waste was disposed of in compliance with environmental requirements.

Environmental and safety requirements may become stricter or be interpreted and applied more strictly in the future. In addition, we may be required to indemnify other parties for adverse environmental conditions that are now unknown to us. These future changes or interpretations, or the indemnification for such adverse environmental conditions, could result in environmental compliance or remediation costs not anticipated by us, which could have a material adverse effect on our business, financial condition or results of operations.

Fluctuations in fuel costs or reduced supplies of fuel could harm our business.

One of our competitive advantages is the mobility of our fleet. We could be adversely affected by limitations on fuel supplies or increases in fuel prices that result in higher costs of transporting equipment from location to location.

Severe weather conditions may affect our operations.

Our business may be materially affected by severe weather conditions in areas where we operate. This may entail the evacuation of personnel and stoppage of services. In addition, if particularly severe weather affects platforms or structures, this may result in a suspension of our service activities to these site pads. Any of these events could adversely affect our financial condition, results of operations and cash flows.

JD Field Services, Inc.

As reported in our 8-K filed on February 28, 2014, National Automation Services, Inc. (referred to herein as “NAS” or the “Company”) executed a purchase and sale agreement (“PSA”) with JD Field Services, Inc. (including its subsidiary) located in Vernal, Utah (known here after as the “JD” or the “Seller”). The term of purchase of the seller is as follows: Step 1: Seller will have collectively transferred, assigned and delivered to NAS the following, one hundred percent (100%) of the Shareholder Interests owned by the Seller, free and clear of all Liens. The Shareholder Interests sold, transferred, assigned and delivered to NAS pursuant to the preceding sentence collectively constitutes all of the outstanding Equity Interests of the Seller. In satisfaction of applicable requirements under any Shareholder Agreement, Articles of Incorporation or Bylaws of the Seller, and the Seller hereby consents to the sale, transfer, and assignment of the Shareholder Interests contemplated by this PSA. Step 2: In consideration of Step 1, a Power of Attorney from the buyer in lieu of consideration at signing of the PSA. NAS shall provide to Seller a Power of Attorney representing voting rights and control over approximately thirty percent (30%) of the equity interests in NAS. NAS will hold in reserve, two hundred seventy million (270,000,000) shares of NAS Class A Common Stock to be representative of the Seller Interests outlined in Step 1. Step 3: In a reasonable time as outlined by the PSA, NAS as Parent Corporation will pay off Seller debt.  NAS shall not be required to pay any portion of the Seller debt until such time it has sufficient funds to pay the debt in full and a planned recapitalization of the NAS stock is completed (as described in the PSA). Step 4: Once NAS has repaid all Seller debt noted in the PSA, and upon completion of the remaining terms of the agreement, Seller agrees to relinquish the Power of Attorney (in Step 2) of approximately thirty percent (30%) back to NAS and the reserve of two hundred seventy million (270,000,000) shares of NAS Class A Common Stock will be returned to NAS stock treasury. In exchange for the relinquishment of the Power of Attorney and consideration noted in Step 1, both principles of the Seller will receive six percent (6%) of the outstanding common stock of NAS, for a total of 12% between the two (2) principles.

As reported in our amendment 8-K filed on March 26, 2014, the Company signed an addendum to their Purchase and Sale Agreement with JD Field Services (dated on February 24, 2014), whereby the Company changed certain provisions within the PSA. The original PSA left a 6 month “unwinding” provision should NAS not be able to achieve its benchmarks in uplifting and repayment of JD debt in the course of 270 days. We have amended this position to the following: NAS shall pay or assume all outstanding debt of JD Field Services. Payment on debt held by JD Field Services where the Sellers have executed personal guarantees shall be given priority over other non-priority debts, and payments on such personally guaranteed debt will be accelerated if NAS or JD Field Services profits are sufficient to do so. Each Seller of JD Field Services shall receive six percent (6%) of the outstanding common stock of NAS, constituting approximately six percent (6%) each of the total equity of NAS, but not requiring any fractional shares, or approximately fifty-nine million (59,000,000) shares each. NAS shall provide to JD Field Services a Power of Attorney representing voting rights and control over approximately eighteen percent (18%) of the equity interests in NAS; holding in reserve, one hundred fifty eight million (158,000,000) shares of NAS Class A Common Stock to be representative of this Interest. NAS shall pay any broker's commission associated with the purchase of JD Field Services interests, up to five hundred thousand dollars ($500,000).  NAS shall pay any remaining broker's commissions.

Please note that the information provided herein relates to the audited financials of the acquired company, JD Field Services, Inc. as required by the Security and Exchange Commission, to provide completion of the acquisition under S-X filing requirements.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may also find all of the reports that we have filed electronically with the SEC at their internet site www.sec.gov.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock has been quoted on the OTC Markets under the symbol “NASV.QB” since October 12, 2007. The quarterly high and low close information on the OTC Markets of our common stock for each full quarterly period is as follows:

Fiscal Year Ending December 31, 2013:	High	Low
Fourth Quarter	$0.008	$0.0017
Third Quarter	0.0065	0.0008
Second Quarter	0.0016	0.0005
First Quarter	0.0008	0.0004

Fiscal Year Ending December 31, 2012:	High	Low
Fourth Quarter	$0.0011	$0.0004
Third Quarter	0.0018	0.0005
Second Quarter	0.009	0.001
First Quarter	0.006	0.0014

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Sales of Unregistered Securities

On August 22, 2013, the Company granted 7,496,036 shares of restricted common stock in final consideration for the convertible note dated April 29, 2011. The original amount of the note was $15,000. The final conversion was valued at $0.00084 per share or $6,298 including principle and interest. These shares were issued on November 12, 2013.

On October 16, 2013, the Company issued 5,000,000 of restricted common stock in consideration for services provided to the Company for investor relations. The shares were valued at $25,000 or $0.005 per share.

On October 17, 2013, the Company issued 7,142,857 shares of restricted common stock in consideration for the convertible note dated May 9, 2012 in the amount of $20,000. The shares were converted at a price per share of $0.0028 per share.

            On November 5, 2013, the Company provided a stock payable in the amount of 10,000,000 of restricted common stock in consideration for services provided to the Board of Directors of the Company. The shares were valued at $31,000 or $0.0031 per share. On March 20, 2014, the Company issued the stock payable.

On November 12, 2013, the Company issued 12,500,000 shares of restricted common stock in consideration for the convertible note dated May 9, 2012 in the amount of $15,000. The shares were converted at a price per share of $0.0012 per share.

On November 19, 2013, the Company issued 27,272,727 shares of restricted common stock in consideration for the convertible note dated May 9, 2012 in the amount of $30,000. The shares were converted at a price per share of $0.0011 per share.

On November 20, 2013, the Company issued 16,500,000 of restricted common stock in consideration for services agreement to the Company on July 5, 2013. The shares were valued at $18,150 or $0.0011 per share.

On November 25, 2013, the Company issued 10,956,522 shares of restricted common stock in final consideration for the convertible note dated May 9, 2012 in the amount of $10,080. The shares were converted at a price per share of $0.0009 per share.

On March 20, 2014, the Company issued 10,000,000 of a stock payable noted on November 5, 2013; the shares were valued at $31,000 or $0.0031 per share on the date of the stock payable.

On March 26, 2014, the Company issued 118,000,000 shares of restricted common stock in consideration for the amended purchase and sale agreement dated March 21, 2014.

On April 1, 2014, the Company issued 4,000,000 shares of restricted common stock for service agreements dated April 1, 2014.

On April 2, 2014, the Company issued 4,000,000 shares of restricted common stock for security on a note payable agreement dated April 2, 2014.

On June 4, 2014, the Company issued 21,000,000 shares of common stock for two service agreements dated April 11, 2014.

On July 1, 2014, the Company issued 10,767,440 shares of restricted common stock in consideration for the convertible note dated April 11, 2011, (and in mutual agreement between the Company and note holder) in the amount of $124,000 principle and $145,186 in accrued interest. The shares were converted at a price per share of $0.025 per share based upon the mutual agreement.

There were no underwritten offerings employed in connection with any of the transactions described above. Except as stated above, the above issuances were deemed to be exempt under Rule 504 or 506 of Regulation D and/or Section 4(2) or 4(6) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about our company and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Safe Harbor for Forward-Looking Statements

When used in this Schedule 14A, the words “may,” “will,” “expect,” “anticipate,”  “continue,” “estimate,” “project,” “intend,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27a of the Securities Act and Section 21e of the Exchange Act regarding events, conditions, and financial trends that may affect the Company’s future plans of operations, business strategy, operating results, and financial position.  Persons reviewing this Annual Report are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual result may differ materially from those included within the forward-looking statements as a result of various factors.  Such factors include, but are not limited to, general economic factors and conditions that may directly or indirectly impact our financial condition or results of operations.

Executive Overview

National Automation Services, Inc. (referred to herein as “NAS” or the “Company”) is a public holding company that serves the Petro Chemical / Oil and Gas Industry market place. Our services are needed by a wide variety of companies across varied market segments in the oil and gas industry.

Central to an understanding of our financial condition and results of operations is our current cash shortage.  At July 7, 2014, our cash on hand was approximately $84,000, and at March 31, 2014, although we had a gain through a bargain purchase of our acquisition of JD Field Services, Inc., (“JD”) our operating revenues were insufficient to fund our operations.  Consequently, our reviewed March 31, 2014 financial statements contain, in Note 3, an explanatory paragraph to the effect that our ability to continue as a going concern is dependent on our ability to expand our operations through acquisitions in 2014 and beyond. We will be carefully managing our overhead to maximize the effects of profitable acquisitions.  Our goal is to acquire companies with track records of long term, stable, and profitable operations. Each subsidiary will operate as its own entity with current management retained. This will allow the Company’s management to focus on maintaining or increasing current levels of revenues and profitability.

On February 24, 2014, the Company entered into a purchase and sale agreement with JD. This is the first of several additional acquisitions that NAS has as a part of its growth strategy. JD provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site. On March 21, 2014, the Company amended its purchase and sale agreement to JD.  (See the Form 8-K filed on 06/11/2014).

On July 3, 2014, NAS entered into a purchase and sale agreement with Devoe Construction Services, LLC (herein after referred to as “Devoe” or the “seller”.) This is the second of several anticipated acquisitions that NAS has as a part of its growth strategy.  Devoe provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site.

Critical Accounting Policies

Use of Estimates

The methods, estimates, and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. We believe our critical accounting policies are those described below.

Prepaid Expenses

Amounts paid in advance for a benefit not yet received. This type of expense normally includes costs paid in one fiscal year (or period) that benefits a future year (or period).

Property, Plant and Equipment

As required by the Property, Plant and Equipment Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), the Company is required to use a predetermined method in calculating depreciation expense. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is generally ten/fifteen years for heavy machinery, five years for vehicles, two to three years for computer software/hardware and office equipment and three to seven years for furniture, fixtures and office equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives. Upon the sale or retirement of property or equipment, the cost and related accumulated depreciation or amortization is removed from the Company’s balance sheet with the resulting gain or loss reflected in the Company’s results of operations. Maintenance costs are expensed as incurred. Due to the nature of the equipment, major repairs are capitalized as they reflect an adjustment to the overall value of the equipment and its useful life can be extended.

In evaluating the salvage value service equipment we use a standard of, Machinery and Equipment - Worth approximately 10 - 30% of purchase price after 10-15 years depending on the asset. Vehicles - Worth approximately 20% of purchase price after 10-15 years depending on the asset. These salvage values are based on industry averages for the type of machinery and equipment used in oilfield services.

Allowance for Doubtful Accounts

As required by the Receivables Topic of FASB ASC, the Company is required to use a predetermined method in calculating the current value for its bad debt on overall accounts receivable.

The Company estimates its accounts receivable risks to provide allowances for doubtful accounts accordingly. We believe that our credit risk for accounts receivable is limited because of the way in which we conduct business largely in the areas of contracts. Accounts receivable includes the accrual of work in process for project contracts and field service revenue. We recognize that there is a potential of not being paid in a 12 month period. Our evaluation includes the length of time receivables are past due, adverse situations that may affect a contract’s scope to be paid, and prevailing economic conditions. We assess each and every customer to conclude whether or not remaining balances outstanding need to be placed into allowance and then re-evaluated for write-off. We review all accounts to ensure that all efforts have been exhausted before noting that a customer will not pay for services rendered. The evaluation is inherently subjective and estimates may be revised as more information becomes available.

Revenue Recognition

As required by the Revenue Recognition Topic of FASB ASC, the Company is required to use predetermined contract methods in determining the current value for revenue.

 ServiceContracts Service revenue is recognized on a completed project basis - the Company invoices the client when it has completed the services, thereby, ensuring the client is legally liable to the Company for payment of the invoice. On service contracts, revenue is not recognized until the services have been performed.

In all cases, revenue is recognized as earned by the Company. As the client becomes liable to the Company for services provided, as defined in the agreement, the client is then invoiced and revenue is accordingly recognized and recorded.  The Company does not recognize or record any revenues for which it does not have a legal basis for invoicing or legally collecting.

Potential Derivative Instruments

We periodically assess our financial and equity instruments to determine if they require derivative accounting. Instruments which may potentially require derivative accounting are conversion features of debt and common stock equivalents in excess of available authorized common shares.

We have determined that the conversion features of our debt instruments are not derivative instruments because they are conventional convertible debt.

Results of Operations for the Fiscal Years Ended December 31, 2013 and 2012

Summary of Consolidated Results of Operations

	Year Ended December 31,
	2013	2012	%Change

Revenue	$--	$--	0%
Cost of revenue	--	--	0%
Total gross loss	--	--	0%

Operating expenses:
Selling, general and administrative expenses	177,790	131,252	35%
Consulting fees	2,200	--	100%
Professional fees and related expenses	461,426	186,276	148%
Forgiveness of accrued officer compensation	(435,446)	--	100%
Gain on extinguishment of accounts payable	--	(51,273)	(100	) %

Operating loss	(205,970)	(266,255)	(23	) %

Loss on disposal of fixed asset	--	12,429	(100	) %
Interest expense, net	281,461	320,655	(12	) %
Fair value of derivative liability	--	(113,026)	(100	) %
Gain on debt extinguishment	(206,835)	--	100%
Loss on default on debt	--	23,750	(100	) %
Net income (loss)	$(280,596)	$(510,063)	(45	) %

Operating loss; Net income (loss). For the year ended December 31, 2013, compared to the year ended December 31, 2012, our operating loss decreased by $60,285, or (23)%, to $(205,970). Out net loss decreased by $(229,467) or (45)% to $(280,596) due to the non-reoccurring gain on debt extinguishment, we attributed a gain on extinguishment of accounts payable to our write-off of accounts payable as of December 31, 2013, in the amount of $435,446, primarily salaries forgiven by our executive officers.

Interest Expense, net.  Interest expense, net decreased slightly by $(39,194), or (12)%, to $281,461, due to the settlement of Trafalgar debt and convertible note interest incurred for the year ending December 31, 2013.

Gain / loss on extinguishment of debt and accounts payable.  This is a non-recurring, non-cash economic event, of our write-off of Trafalgar debt and additional gain on our debt extinguishments and extinguishment of accounts payable in the amount of $435,446 and debt extinguishment of $206,835.

Financial Condition

Summary of Consolidated Balance Sheets

	December 31,
	2013	2012	% Change
CASH	$17,696	$652	2,614%
TOTAL ASSETS	$17,696	$652	2,614%

TOTAL CURRENT LIABILITIES, OTHER	$2,893,068	$3,539,638	(18)%
LONG TERM LIABILITIES	169,500	--	100%
TOTAL LIABILITIES	3,062,568	3,539,638	(14)%

STOCKHOLDER’S DEFICIT	(3,044,872)	(3,538,986)	(14)%
TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$17,696	$652	2,614%

Assets: At December 31, 2013, our consolidated total assets increased by $17,044, or 2,614%, to $17,696, which we acquired through our limited financing efforts (issuing both equity and debt agreements) for use in payments for our regulatory filing requirements, and settlement of some of our debt obligations compared to the previous year where we used limited funding, through both equity and debt agreements, for the same purposes.

Liabilities: At December 31, 2013, our current liabilities decreased by $(646,570), or (18)%, to $2,893,068, due to our gain on settlement of Trafalgar debt and other debt, our gain in forgiveness of accrued salaries and repayment of limited vendor payables.  Along with an increase in long-term debt of $169,500 or 100% compared to last year of $0. As we have been unable to pay the payroll tax, we have accrued for both the penalties and interest to date. We are actively seeking additional funding to pay these obligations.

Stockholders’ Deficit: Our consolidated stockholders’ deficit increased by $(494,114), or (14)%, to $3,044,872 primarily due to the Company’s net loss, and conversion of debt and issuance of stock for services.

Commitment and Contingencies

On September 4, 2013, the Company settled its obligation to Trafalgar Capital Group, SARL, in the amount of $234,537 in debt. The settlement relieved all encumbrances of Trafalgar on the Company’s financials. The settlement in the amount of $40,800 has relieved all encumbrances of Trafalgar on the Company’s financials and noted a gain in the amount of $193,737.

Off-Balance Sheet Arrangements

At December 31, 2013, we had no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our condensed consolidated financial condition, results of operations, liquidity, capital expenditures, or capital resources.

Liquidity and Capital Resources/ Plan of Operation for the Next Twelve Months

The economic downturn had a severe effect on us.  For the year ended December 31, 2013, our accounts receivable were $0 due to an entry of all of our subsidiaries into dormancy in 2012. As of April 11, 2014 our cash on hand was approximately $85,000.
The Company has evaluated the scope of its business plan and has modified the plan to reduce corporate overhead functions leaving all operating activities at the subsidiary level. The benefits of this new direction will begin to be realized in early 2014.

Our goal is to acquire companies with track records of long term, stable, and profitable operations.  Each subsidiary operates as its own entity with current management retained. This will allow the Company’s management to focus on maintaining or increasing current levels of revenues and profitability.  Each subsidiary provides their financials to NAS and the Company will make site visits to ensure companies are in compliance for reporting and monitoring purposes.

We feel this new focus will offer each subsidiary an opportunity for growth through synergies created by becoming a part of NAS.

On February 28, 2014, the Company entered into a purchase and sale agreement with JD. This is the first of several additional acquisitions that NAS has as a part of its growth strategy. JD provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site. They are licensed in all states west of the Mississippi River including Alaska to do trucking, but are focused primarily in the Rocky Mountain Region. Oilfield services provided include heavy haul, water haul, and rig moving services as well as equipment, supplies, and specialty long hauling services. JD also provides oil and gas equipment rental services, hot shot, roustabout services and construction site development services. JD also operates a fabrication division that builds special-order oil and gas equipment and trucks for customers. JD is the first of many that will provide operational revenues and increase in fixed asset value for NAS. JD’s purchase has added additional long-term debt to NAS, which we intend to repay as a part of our recapitalization strategy, which has begun. We are also in the process of additional financing to provide to JD capital for their expansion plans. These capital financing requests are an added bonus to the growth strategy of NAS and will improve our recapitalization efforts.

On July 3, 2014, NAS entered into a purchase and sale agreement with Devoe Construction Services, LLC (herein after referred to as “Devoe” or the “seller”.) This is the second of several anticipated acquisitions that NAS has as a part of its growth strategy.  Devoe provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site.  The purchase consideration is as follows: NAS is to acquire 92.6% of the company with 7.4% minority interest to be retained by seller.  Consideration for the 92.6% is twelve million ($12,000,000) in cash and common stock of NAS.  (1) Three million five hundred thousand dollars ($3,500,000) in cash on the closing date; (2) NAS shall place three million five hundred thousand dollars ($3,500,000) in an interest bearing escrow account; (3) on the closing date, NAS shall issue Promissory Notes (“seller note”) to each seller representing a total principal debt of one million dollars ($1,000,000) secured by the Company assets. Each seller note shall have a one (1) year term at an annual interest rate of three and one half percent (3.5%). Each seller note shall have a conversion provision to allow conversion of 100 percent of the principal and accrued interest into shares of common stock of NAS at 25% discount to average market trailing 10 day value, exercisable any time, and at seller’s option, after NAS’s shares have traded on a national exchange (AMEX or NASDAQ) for no less than three hundred and sixty five (365) days.  (4) Upon closing, four million dollars, ($4,000,000) in value of NAS restricted common stock will be issued to seller at the calculated price at time of closing or on the first complete trading day following up list and offering, at the option of NAS. Share certificates will be issued within 30 days of Closing.  (5) NAS shall pay any broker's commission associated with the purchase of Devoe interests.

On July 16, 2014, NAS entered into a purchase and sale agreement with MonDak Tank, Inc. (herein after referred to as “MonDak” or the “seller”.) This is the second of several anticipated acquisitions that NAS has as a part of its growth strategy.  Mondak provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site.  The purchase consideration is as follows: NAS is to acquire 100% of the company.  Consideration for the 100% is ten million nine hundred thousand ($10,900,000) broken out in the following manner:  (1) Seven million dollars ($7,000,000) in cash on the closing date; (2) on the closing date, NAS shall issue Promissory Notes (“seller note”) representing a total principal debt of three million nine hundred thousand dollars ($3,900,000) secured by the Company assets. The seller note shall have a three (3) year term at an annual interest rate of three and one half percent (3.5%). Note having a callable feature allowing partial or whole prepayment after the first anniversary of the Closing Date, a three year term with payments of principal and income to be made on an annual basis during said term.

Summary of Consolidated Cash Flow for the year ended December 31, 2013 and 2012 (rounded)

Our total cash increased approximately by $17,000, or 2,429%, to $17,700 for the year ended December 31, 2013, compared to $700 for the year ended December 31, 2012. Our consolidated cash flows for the years ended December 31, 2013 and 2012 were as follows:

	Year Ended December 31,
	2013	2012
Net cash (used) by operating activities	$(260,200)	$(135,000)
Net cash (used) by investing activities	$--	$--
Net cash provided by financing activities	$277,200	$134,300

Operating Activities: Our total cash used by operating activities increased by $125,200, or 93%, to $(260,200) for the year ended December 31, 2013, compared to $(135,000) for the year ended December 31, 2012.  The change is primarily due to accrual of liabilities in our operating activities, stock issued for services rendered, accretion of our beneficial conversion features on our convertible debt, and a decrease due to our gain in extinguishment of accounts payable.

Investing Activities: We had no investing activities for the year ended December 31, 2013, and the year ended December 31, 2012, respectively.

Financing Activities: Our total cash provided by financing activities increased by $142,900, or 106%, to $277,200 for the year ended December 31, 2013, compared to $134,300 for the year ended December 31, 2012. The increase is due in part to  entering into new debt and convertible debt to pay for our regulatory filing requirements, and to settle out of additional debt obligations.

Current Commitments for Expenditures

Our current cash commitments, which include our subsidiary JD, are for expenditures that mainly provide for operations and regulatory compliance in nature. We seek to use current funding for debt services, operations and to remain current with any SEC filings that are required.

Three Months Ended March 31, 2014 compared to the Three Months Ended March 31, 2013

	March 31,
	(unaudited)
	2014	2013	% Change
Revenue	$2,004,606	$--	100%
Less: returns and allowances	(13,027)	--	(100%)
Total net revenue	1,991,579	--	100%

Cost of revenue	1,580,162	--	100%
Total gross profit	411,417	--	100%

Operating expenses
Selling, general and administrative expenses	263,866	14,961	1,664%
Professional fees and related expenses	21,878	15,320	43%
Forgiveness of accrued officer compensation	(39,626)	--	(100	) %
Total operating expenses	246,118	30,281	713%
Operating income (loss)	165,299	(30,281)	646%

Gain on acquisition	(1,620,071)	--	(100	) %
Interest expense, net	125,209	71,260	76%
Total other (income) expense	(1,494,862)	71,260	(2,198)%
Net income (loss)	$1,660,161	$(101,541)	1,735%

Revenues and Costs of Revenue. For the three months ended March 31, 2014, compared to the three months ended March 31, 2013, our total net revenue increase by $1,991,579 or 100% due to our acquisition of JD and their ongoing revenue from operations. Total gross profit was $411,417 or 100% compared to $0 in the previous period. Costs of revenue consist of labor and overhead for services provided by the Company, that we added through our acquisition.

Operating income (loss). For the three months ended March 31, 2014, compared to the three months ended March 31, 2013, our total operating income increased by $195,680 or 646% to $165,299 compared to a loss of $(30,281). This increase is due primarily to our acquisition of JD and their operating expenses for the one month period of March 31, 2014. We had a forgiveness of officer compensation, additional professional fees associated with our review and audit of financials, and an increase in payroll expenses, for our administrative office staff in our JD subsidiary.
Gain on acquisition. For the three months ended March 31, 2014, compared to the three months ended March 31, 2013, we had a gain on acquisition in the amount of $1,620,071 for the purchase of our new subsidiary.

Interest expense, net.  Interest expense, net increased by $53,949, or 76%, to $125,209 which represents the convertible note interest, and accounts payable interest and interest incurred on our debt, that we added through our acquisition, for our subsidiary incurred for the current three month period ending March 31, 2014.

Liquidity and Capital Resources/ Plan of Operation for the Next Twelve Months

Our business plan is to acquire companies with track records of long term, stable, and profitable operations.  Each subsidiary operates as its own entity with current management retained. This will allow the Company’s management to focus on maintaining or increasing current levels of revenues and profitability.  Each subsidiary provides their financials to NAS and the Company will make site visits to ensure companies are in compliance for reporting and monitoring purposes.

The Company has evaluated the scope of its business plan and has modified the plan to reduce corporate overhead functions leaving all operating activities at the subsidiary level. The benefits of this new direction are being realized in 2014, and beyond, due to our acquisition plan.

We feel this new focus will offer each subsidiary an opportunity for growth through synergies created by becoming a part of NAS.

On February 24, 2014, the Company entered into a purchase and sale agreement with JD. This is the first of several additional acquisitions that NAS has as a part of its growth strategy. JD provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site. They are licensed in all states west of the Mississippi River including Alaska to do trucking, but are focused primarily in the Rocky Mountain Region. Oilfield services provided include heavy haul, water haul, and rig moving services as well as equipment, supplies, and specialty long hauling services. JD also provides oil and gas equipment rental services, hot shot, roustabout services and construction site development services. JD also operates a fabrication division that builds special-order oil and gas equipment and trucks for customers. JD is the first of many that will provide operational revenues and increase in fixed asset value for NAS. JD’s purchase has added additional long-term debt to NAS, which we intend to repay as a part of our recapitalization strategy, which has begun. We are also in the process of additional financing to provide to JD capital for their expansion plans. These capital financing requests are an added bonus to the growth strategy of NAS and will improve our recapitalization efforts.

On July 3, 2014, the Company entered into a purchase and sale agreement with Devoe Construction Services, LLC (“Devoe”). This is the second of several additional acquisitions that NAS has as a part of its growth strategy. Devoe provides oilfield services to the oil and gas industry primarily focused around those activities that are related to the drilling, operation(s) and maintenance of the well-site, located in Colorado. We are also in the process of additional financing to provide to Devoe capital for their expansion plans. These capital financing requests are an added bonus to the growth strategy of NAS and will improve our recapitalization efforts.

Summary of Consolidated Cash Flow for the three months ended March 31, 2014 and 2013(rounded)

Our total cash increased approximately by $3,300, or 36%, to approximately $12,500 for the three months ended March 31, 2014, compared to approximately $9,200 for the three months ended March 31, 2013. Our consolidated cash flows for the three months ended March 31, 2014, and 2013 were as follows:

	MAR 31, 2014	MAR 31, 2013
Net cash used by operating activities	$(21,400)	$(11,400)
Net cash used by investing activities	$(400)	$--
Net cash provided by financing activities	$16,600	$20,000

Operating Activities: Our total cash used by operating activities increased by $10,000, or 87%, to $(21,400) for the three months ended March 31, 2014, compared to $(11,400) for the three months ended March 31, 2013.  The change is primarily due to our recent acquisition of JD and the changes represented by net income and increases in accrued expenses for the three months ended March 31, 2014.

Investing Activities: Our investing activities were limited to the purchase of capital equipment and our subsidiary retaining cash during the purchase of the acquisition on February 24, 2014

Financing Activities: Our total cash provided by financing activities decreased by $400, or 2%, to $16,600 for the three months ended March 31, 2014, compared to $20,000 for the three months ended March 31, 2013. The decrease is due in part to our payments on debt agreements.

Current Commitments for Expenditures

Our current cash commitments for expenditures are mainly operational and SEC compliance in nature.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Annual Report
All stockholders of record as of the record date are concurrently herewith being sent a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  Any stockholder of the Company may obtain without charge additional copies of the Company’s Annual Report on Form 10-K for the 2013 fiscal year, as filed with the Securities and Exchange Commission, by writing to the Chief Financial Officer of National Automation Services at P.O. Box 400775 Las Vegas, NV 89140.

DISSENTER’S RIGHTS OF APPRAISAL

The Shareholders have no right under Nevada law, the Company’s Articles of Incorporation consistent with above, or the Bylaws of the Company to dissent from any of the provisions proposed to be adopted in the amendments.

Stockholder Proposals & Nominations
Under Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, your proposal must be received by us no later than March 31, 2015, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.  You may write to our Secretary at one of the Company’s addresses as reported above to deliver the notices discussed above and to request a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominations of directors.

Other Matters
As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

Revocable Proxy
National Automation Services Inc.
Proxy for the Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors of National Automation Services Inc. (the "Company") for the 2014 Annual Meeting of Stockholders to be held at 8965 S Eastern #120E Las Vegas NV, 89123 on Friday, September 5, 2014 at 9:00a.m., local time.

The undersigned, a holder of common stock of the Company, hereby appoints Robert Chance (the "Proxyholder"), the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

Proposal 1	For	Withhold

The election of the following individuals as Directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed.

•      Robert Chance
•      Jeremy Briggs
•      Sean Sego
•      Tom Sego
•      Kevin Brown
•      James Gunn
	[_____] [_____] [_____] [_____] [_____] [_____]	[_____] [_____] [_____] [_____] [_____] [_____]
_______________________________________________________________________________________

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of such nominee(s) in the space provided above.

Proposal 2	For	Against	Abstain

To ratify the appointment of Keeton CPA, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	[_____]	[_____]	[_____]

Proposal 3	For	Against	Abstain

To ratify the 2014 Omnibus Equity Compensation Plan (see Exhibit A)	[_____]	[_____]	[_____]

Proposal 4	For	Against	Abstain

To approve the reduction of the authorized shares from one billion (1,000,000,000) shares of common stock down to seventy five million (75,000,000) shares of common stock, $0.001 par value.	[_____]	[_____]	[_____]

Proposal 5	For	Against	Abstain

To approve the authorization of Ten Million (10,000,000) shares of preferred stock, par value $12.00, the designations, rights and preferences of which will be determined by the Board of Directors	[_____]	[_____]	[_____]

Proposal 6	For	Against	Abstain

The approval of a 200:1 Reverse Stock Split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock.	[_____]	[_____]	[_____]

Proposal 7	For	Against	Abstain

To approve by an advisory vote named executive officer compensation.	[_____]	[_____]	[_____]

Proposal 8	For	Against	Abstain

To approve by an advisory vote the frequency of future executive compensation advisory votes	[_____]	[_____]	[_____]

Check here if you plan to attend the 2014 Annual Meeting of Stockholders     [          ]

This Proxy, when properly signed, will be voted in the manner directed.  If no direction is given, this Proxy will be voted FOR Proposal 1, 2, 3, 4, 5, 6 and 7.  By completing and returning this proxy, you are granting the Proxyholders, and each of them, the right and authority to vote in their discretion with respect to any amendments to any of the above Proposals, as well as with respect to any other matter that may properly be brought before the 2014 Annual Meeting of Stockholders, in each case in accordance with the judgment of the person or persons voting.  The Company does not expect that any matter other than as described in this proxy statement will be brought before the 2014 Annual Meeting of Stockholders.

Once completed please fax to our Corporate Office, National Automation Services, Inc. (fax: 702-446-8241) or mail it to National Automation Services, Inc., 8965 S Eastern #120E, Las Vegas NV, 89123

Please sign exactly as your name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature of Stockholder	Name of Stockholder (print exactly as it appears hereon)

Signature of Joint Stockholder	Name of Stockholder (print exactly as it appears hereon)

Certificate Number	Number of Shares Held

Date

If your address has changed please write in the new address below:

APPENDIX A

NATIONAL AUTOMATION SERVICES, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

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ARTICLE I
GENERAL PROVISIONS

1.1           The Plan is designed for the benefit of the directors, executives, independent contractors, and key employees of the Company (i) to attract and retain for the Company personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.

1.2           Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; (viii) Other Stock-Based Awards; and (ix) other forms of equity-based compensation as may be provided and are permissible under this Plan and the law.

1.3           The Plan shall be effective on July 15, 2014 (the "Effective Date"), subject to the approval of the Plan by a majority of the votes cast by the holders of the Company’s Common Stock, which may be voted at the next annual or special shareholder’s meeting. Any Awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant) but shall be conditioned on, and subject to, the approval of the Plan by the Company’s shareholders.

ARTICLE II
DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1            "Acceleration Event" means the occurrence of an event defined in Article XIII of the Plan.

2.2            "Act" means the Securities Exchange Act of 1934, as amended.

2.3            "Agreement" means the written agreement evidencing each Award granted to a Participant under the Plan.

2.4            "Award" means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, a Stock Option, Stock Right, Restricted or Deferred Stock, Stock Award, Performance Share, Other Stock-Based Award, or any combination of the foregoing.

2.5            "Board" means the Board of Directors of the Company.

2.6            "Change in Control" shall have the meaning set forth in Section 13.2 of the Plan.

2.7            "Change in Control Price" shall have the meaning set forth in Section 13.7 of the Plan.

2.8            "Code" means the Internal Revenue Code of 1986, as amended.
2.9            "Committee" means the Compensation Committee of the Board, or in the absence of a Committee, the Board of Directors.

2.10          "Company" means National Automation Services, Inc., a Nevada corporation.

2.11          "Deferral Period" means the period commencing on the date an Award of Deferred Stock is granted and ending on such date as the Committee shall determine.

2.12          "Deferred Stock" means the stock awarded under Article IX of the Plan.

2.13          "Disability" means disability as determined under procedures established by the Committee or in any Award.

2.14          "Discount Stock Options" means the Nonqualified Stock Options, which provide for an exercise price of less than the Fair Market Value of the Stock at the date of the Award.

2.15          "Early Retirement" means retirement from active employment with the Company, with the express consent of the Committee, pursuant to the early retirement provisions established by the Committee or in any Award.

2.16          "Effective Date" shall have the meaning set forth in Section 1.3 of the Plan.

2.17          "Elective Deferral Period" shall have the meaning set forth in Section 9.3 of the Plan.

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2.18           "Eligible Participant" means any director, executive or key employee of the Company, as shall be determined by the Committee, as well as any other person whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Act or the Committee. For purposes of Article IV and Incentive Stock Options that may be granted hereunder, the term "Eligible Participant" shall be limited to an executive or other key employee meeting the qualifications for receipt of an Incentive Stock Option under the provisions of Section 422 of the Code.

2.19           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.20           "Fair Market Value" means, with respect to any given day, the closing price of the Stock reported on the Nasdaq Global Market tier of The Nasdaq Stock Market for such day, or if the Stock was not traded on the Nasdaq Global Market tier of The Nasdaq Stock Market on such day, then on the next day on which the Stock was traded, all as reported by such source as the Committee may select. The Committee may establish an alternative method of determining Fair Market Value. Notwithstanding the foregoing, the Committee shall, to the extent Section 409A of the Code applies, use a valuation method that satisfies Section 409A and any regulations thereunder.

2.21           "Incentive Stock Option" means a Stock Option granted under Article IV of the Plan, and as defined in Section 422 of the Code.

2.22           "Limited Stock Appreciation Rights" means a Stock Right which is exercisable only in the event of a Change in Control, as described in Section 6.8 of this Plan, which provides for an amount payable solely in cash, equal to the excess of the Stock Appreciation Right Fair Market Value of a share of Stock on the day the Stock Right is surrendered over the price at which a Participant could exercise a related Stock Option to purchase the share of Stock.

2.23           "Nonqualified Stock Option" means a Stock Option granted under Article V of the Plan.

2.24           "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65, or pursuant to such other requirements as may be established by the Committee or in any Award.

2.25           "Option Grant Date" means, as to any Stock Option, the latest of:
(a)	the date on which the Committee grants the Stock Option to the Participant;
(b)
the date the Participant receiving the Stock Option becomes an employee of the Company or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

(c)	such other date (other than the dates described in (i) and (ii) above) as the Committee may designate.

2.26           "Other Stock-Based Award" means an Award under Article XII of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.

2.27           "Participant" means an Eligible Participant to whom an Award of equity-based compensation has been granted and who has entered into an Agreement evidencing the Award.

2.28           "Performance Share" means an Award under Article XI of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Stock, or any combination thereof, upon achievement of such Performance Objectives during the Performance Period as the Committee shall establish at the time of such Award or thereafter.

2.29           "Performance Objectives" shall have the meaning set forth in Article XI of the Plan.

2.30           "Performance Period" shall have the meaning set forth in Article XI of the Plan.

2.31           "Plan" means the National Automation Services, Inc. 2014 Omnibus Equity Compensation Plan, as amended from time to time.

2.32           “Related Stock Appreciation Right” shall have the meaning set forth in Section 6.1 of the Plan.

2.33           "Restricted Stock" means an Award of Stock under Article VIII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.34           "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

2.35           "Retirement" means Normal or Early Retirement.

2.36           "Stock" means shares of common stock par value $.001 per share of the Company, as may be adjusted pursuant to the provisions of Section 3.10.

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2.37          "Stock Appreciation Right" means a Stock Right, as described in Article VI of this Plan, which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Right is exercised over the price at which the Participant could exercise a related Stock Option to purchase the share of Stock; provided that, such price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

2.38          "Stock Appreciation Right Fair Market Value" means a value established by the Committee for the exercise of a Stock Appreciation Right or a Limited Stock Appreciation Right.

2.39          "Stock Award" means an Award of Stock granted in payment of compensation, as provided in Article X of the Plan.

2.40          "Stock Option" means an Award under Article IV or V of the Plan of an option to purchase Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.41          "Stock Right" means an Award under Article VI of the Plan. A Stock Right may be either a Stock Appreciation Right or a Limited Stock Appreciation Right.

2.42          "Termination of Employment" means the discontinuance of employment of a Participant with the Company. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Awards that during the limited period of exercisability following Termination of Employment, the Award may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Award would have become exercisable had the Termination of Employment not occurred. Notwithstanding the foregoing, Termination of Employment shall, for purposes of any payment under an Award to which Section 409A of Code applies, have the same meaning as “separation from service” under Section 409A (and any regulations thereunder).

ARTICLE III
ADMINISTRATION
3.1           This Plan shall be administered by the Committee. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee or Board during which action is taken with respect to the granting of an Award to such member. The Committee, in its discretion, may delegate to one or more of its members such of its powers, as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law. The Board, in its discretion, may require that all or any final actions or determinations by the Committee be made by or be subject to approval or ratification by the Board before becoming effective. To the extent all or any decisions, actions, or determinations relating to the administration of the Plan are made by the Board, the Board shall have all power and authority granted to the Committee in this Article and otherwise in this Plan, and for these purposes, all references to the "Committee" herein shall be deemed to include the Board.

3.2           The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Stock Options, Stock Rights, shares of Stock or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

3.3           The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.4           Without limiting the foregoing Sections 3.1, 3.2 and 3.3, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Award in the event of an Acceleration Event as defined in Article XIII. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Award and the Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.4 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Award Agreement, or by taking action with respect to individual Participants.

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3.5           The aggregate number of shares of Stock, which are reserved for issuance under the Plan, shall be fifty million (50,000,000). The aggregate number of shares of stock reserved for issuance under the plan shall be adjusted in accordance with Section 3.10.
(a)
If, for any reason, any shares of Stock or Performance Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Right or Performance Share, or any other termination of an Award without payment being made in the form of Stock (whether or not Restricted Stock), such shares of Stock or Performance Shares shall not be charged against the aggregate number of shares of Stock available for Award under the Plan, and shall again be available for Award under the Plan.

(b)	For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.
(c)
To the extent a Stock Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock (whether or not Restricted Stock), the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to an Award under the Plan, and shall again be available for Award under the Plan.

3.6           Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to and incorporate (by reference or otherwise) the applicable terms and conditions of the Plan, and any other terms and conditions (not inconsistent with the Plan) required by the Committee.

3.7           The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:
(a)	the listing of such shares on any stock exchange on which the Stock may then be listed; and
(b)
the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.8           All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.9           Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.10         If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or its Subsidiaries or sale or other disposition by the Company or its Subsidiaries of all or a portion of its assets, any other change in the Company's or its Subsidiaries' corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other Company; or new, different or additional shares or other securities of the Company or of any other Company being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:
(a)	the limitation of the aggregate number of shares of Stock that may be awarded as set forth in Sections 3.5, 3.15, and 4.1(e) (to the extent permitted under Section 422 of the Code) of the Plan;
(b)	the number of shares and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;
(c)	the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Rights; and
(d)
the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of (i) each Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code and (ii) any Award that is subject to Section 409A of the Code shall comply with Section 409A and any regulations thereunder.

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3.11           In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Any payments required under this Section 3.11 that are subject to Section 409A of the Code shall be made by the end of year following the year in which the expenses and liabilities were incurred.

3.12           The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer.

3.13           The Committee shall be authorized to make adjustments in a performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect or comply with applicable law. In the event the Company (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another Company or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

3.14           The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if (a) the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any non-substantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.

ARTICLE IV
INCENTIVE STOCK OPTIONS

4.1           Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to Eligible Participants, each of whom may be granted one or more such Incentive Stock Options at such time or times determined by the Committee following the Effective Date until the ten (10) year anniversary of the Effective Date, subject to the following conditions:
(a)
The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.

(b)
The Incentive Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within ten (10) years from the Option Grant Date, or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and related Stock Right shall lapse and cease to be exercisable upon, or within such period following, a Termination of Employment as shall have been determined by the Committee and as specified in the Incentive Stock Option Award Agreement or its related Stock Right Award Agreement; provided, however, that such period following a Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

(i)	as a result of death or Disability, in which event, such period shall not exceed one year after the date of death or Disability; and
(ii)
as a result of death, if death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Right was still exercisable, in which event, such period shall not exceed one year after the date of death; provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option or any related Stock Right.

(c)
The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars ($100,000); provided, however, to the extent permitted under Section 422 of the Code:

(i)
if a Participant's employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

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(ii)
if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option. Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such stock Option as a Nonqualified Stock Option.

(d)
Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option Grant Date the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option Grant Date.

(e)
The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

4.2           The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

4.3           If the Incentive Stock Option Award Agreement so provides, the Committee may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE V
NONQUALIFIED STOCK OPTIONS

5.1           One or more Stock Options may be granted as Nonqualified Stock Options to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.

5.2           The Nonqualified Stock Option price per share of Stock shall be established in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Option Grant Date.
5.3           The Nonqualified Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, that, in any event, the Nonqualified Stock Option and the related Stock Right shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Nonqualified Stock Option Award Agreement or Stock Right Award Agreement; provided, however, that such period following Termination of Employment shall not exceed three (3) months unless employment shall have terminated:
(a)
as a result of Retirement or Disability, in which event, such period shall not exceed one year after the date of Retirement or Disability, or within such longer period as the Committee may specify; and

(b)
as a result of death, or if death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option or Stock Right was still exercisable, in which event, such period may exceed one year after the date of death, as provided by the Committee or in the Award Agreement.

5.4           The Nonqualified Stock Option Award Agreement may include any other terms and conditions not inconsistent with this Article V or with Article VII, as determined by the Committee.

ARTICLE VI
STOCK APPRECIATION RIGHTS

6.1           A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan (a “Related Stock Appreciation Right”), or may be granted independent of any related Incentive or Nonqualified Stock Option.

6.2           A Related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option (or a portion thereof) and to receive in exchange therefor a payment in cash or shares of Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

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6.3           Each Related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, if any, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of a Related Stock Appreciation Right related to an Incentive Stock Option must be concurrent with the grant of the Incentive Stock Option. With respect to Nonqualified Stock Options, the grant of a Related Stock Appreciation Right either may be concurrent with the grant of the Nonqualified Stock Option, or (to the extent consistent with the exemption for stock appreciation rights under the Section 409A regulations) subsequent to the grant of the Nonqualified Stock Option, in connection with a Nonqualified Stock Option previously granted under Article V, which is unexercised and has not terminated or lapsed.

6.4           The Committee shall have the sole discretion to determine, in each case whether the payment with respect to the exercise of a Stock Appreciation Right shall be made in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise of the Stock Appreciation Right. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

6.5           The Committee shall have sole discretion as to the timing of any payment made in cash, Stock, or a combination thereof upon exercise of a Stock Appreciation Right. Payment may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), be made in a lump sum, in annual installments or may be otherwise deferred and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.6           Upon the exercise of a Related Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

6.7           The Committee, in its sole discretion, may, to the extent consistent with the exemption for stock appreciation rights under the Section 409A regulations, also provide that, in the event of a Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

6.8           In its sole discretion, the Committee may grant Limited Stock Appreciation Rights under this Article VI. Limited Stock Appreciation Rights shall become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee, in its sole discretion, may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash. A Limited Stock Appreciation Right shall entitle the holder of the related Stock Option to surrender such Stock Option, or any portion thereof, to the extent unexercised, in respect of the number of shares of Stock as to which such Limited Stock Appreciation Right is exercised, and to receive a cash payment equal to the difference between (a) the Stock Appreciation Right Fair Market Value (at the date of surrender) of a share of Stock for which the surrendered Stock Option or portion thereof is then exercisable, and (b) the price at which a Participant could exercise a related Stock Option to purchase the share of Stock. Such Stock Option shall, to the extent so surrendered, thereupon cease to be exercisable. A Limited Stock Appreciation Right shall be subject to such further terms and conditions as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII
INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS

7.1           Each Stock Option and Stock Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option or Stock Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

7.2           An Incentive Stock Option and its related Stock Right, if any, shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. A Nonqualified Stock Option and its related Stock Right, if any, shall be subject to the transferability and exercisability restrictions of the immediately preceding sentence unless otherwise determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

7.3           Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock (or other evidence of ownership of Stock satisfactory to the Company) with a Fair Market Value equal to the exercise price of the Stock Option as payment.

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7.4          No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options. To the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), the Committee may provide, however, that a Participant to whom a Stock Option has been granted which is exercisable in whole or in part at a future time shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option or the related Stock Right. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:
(a)	paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option if it shall not have been fully exercised; or
(b)
converted into contingently credited shares of Stock (with respect to which dividend equivalents may accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee. Such Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.5.

7.5          The Committee may, in its sole discretion consistent with Section 409A of the Code (and any regulations thereunder), authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

7.6          In the event of death or Disability, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the exercise price of the Option in consideration of the surrender of the Stock Option.

7.7          If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum Federal and State income and employment tax liability arising from the Stock Option exercise transaction.

7.8          The Committee may, to the extent consistent with the exemption for stock options under the Section 409A regulations (if applicable), permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of Awards under the Plan.

ARTICLE VIII
RESTRICTED STOCK

8.1          Restricted Stock Awards may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Restricted Stock may be made either alone, in addition to or in conjunction with other Awards granted under the Plan and/or cash payments made outside of the Plan.

8.2          With respect to Awards of Restricted Stock, the Committee shall:
(a)
determine the purchase price, if any, to be paid for such Restricted Stock, which may be equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

(b)	determine the length of the Restriction Period;
(c)	determine any restrictions applicable to the Restricted Stock such as service or performance, other than those set forth in this Article VIII;
(d)
determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

(e)	determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.

8.3          Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such other period as the Committee may specify) after the date of the Award of Restricted Stock, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient has executed a Restricted Stock Award Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

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8.4          Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Award Agreement, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

8.5          Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8.6          To the extent not otherwise provided in a Restricted Stock Award Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

8.7          In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

8.8          The certificates representing shares of Restricted Stock may either:
(a)
be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock; and/or

(b)	be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

8.9          Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights, and the right to receive any dividends; provided, however, the Committee may, to the extent consistent with Section 409A of the Code (and any regulations thereunder), require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be withheld by the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

8.10        If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

8.11        In order to better ensure that Award grants actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee consistent (where applicable) with Section 409A of the Code (and any regulations thereunder).

ARTICLE IX
DEFERRED STOCK

9.1         Shares of Deferred Stock (together with cash dividend equivalents, if so determined by the Committee) may be issued either alone or in addition to other Awards granted under the Plan in the discretion of the Committee. The Committee shall determine the individuals to whom, and the time or times at which, such Awards will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Deferred Stock Award, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may condition Awards of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine. Any such Award that is subject to Section 409A of the Code shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).

9.2          Deferred Stock Awards shall be subject to the following terms and conditions:
(a)
Subject to the provisions of this Plan and the applicable Deferred Stock Award Agreement, Deferred Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period defined in Section 9.3), share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock Award. Notwithstanding the foregoing, based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee, at or after the date of the grant, may accelerate the vesting of all or any part of any Deferred Stock Award nd/or waive the deferral limitations for all or any part of such Deferred Stock Award.

(b)
Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award if such shares of Stock had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Deferred Stock Award.

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(c)
Except to the extent otherwise provided in this Plan or in the applicable Deferred Stock Award Agreement, upon Termination of Employment during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the Participant; provided, however, the Committee may provide for accelerated vesting in the event of Termination of Employment due to death, Disability or Retirement, or in the event of hardship or other special circumstances as the Committee deems appropriate.

(d)
The Committee may require that a designated percentage of the total Fair Market Value of the shares of Deferred Stock held by one or more Participants be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the federal and state income and employment tax withholding obligations that arise at the time the Deferred Stock becomes free of all restrictions; provided, that for any Award of Deferred Shares subject to Section 409A of the Code, any such offset or payment may only be made to the extent permitted under Section 409A (or any regulations thereunder). The designated percentage shall be equal to the income and employment tax withholding rate in effect at the time under federal and applicable state laws.

(e)
The Committee may provide one or more Participants subject to the mandatory cash payment with an election to receive an additional percentage of the total value of the Deferred Stock in the form of a cash payment in lieu of the issuance of Deferred Stock. The additional percentage shall not exceed the difference between fifty percent (50%) and the designated percentage cash payment.

(f)	The Committee may impose such further terms and conditions on partial cash payments with respect to Deferred Stock as it deems appropriate.

9.3          A Participant may elect to further defer receipt of Deferred Stock for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee consistent with Section 409A of the Code. Such election must be made at such time as may be permitted under Section 409A (and any regulations thereunder). The deferral of any Award under this Section 9.3 shall comply and be administered consistent with Section 409A. Notwithstanding anything herein to the contrary, in no event will any deferral of any Award be allowed if the Committee determines that the deferral would result in a violation of the requirements of Section 409A for deferral elections and/or the timing of payments. Any deferral election may be reformed by the Committee to the extent necessary or appropriate to comply with the requirements of Section 409A.

9.4          Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Award Agreement.

9.5          In order to better ensure that the Award actually reflects the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion consistent with Section 409A of the Code (where applicable), for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE X
STOCK AWARDS

10.1        A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including, without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

10.2        For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

10.3        Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or (to the extent consistent with Section 409A of the Code and any regulations thereunder) at any time subsequent thereto or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock (as adjusted under Section 3.10) if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted. Any issuance payable in shares of Stock under the terms of a Stock Award, at the discretion of the Committee, may be paid in cash on each date on which delivery of shares of Stock would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares of Stock which would otherwise have been delivered.

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10.4        A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Award Agreement in such form as the Committee shall determine.

ARTICLE XI
PERFORMANCE SHARES

11.1        Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

11.2        With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:
(a)	determine and designate from time to time those Participants to whom Awards of Performance Shares are to be made;
(b)	determine the performance period (the "Performance Period") and/or performance objectives (the "Performance Objectives") applicable to such Awards;
(c)	determine the form of settlement of a Performance Share; and
(d)	generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.15.

11.3        Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

11.4        The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. Performance Objectives shall include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) operating income; (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (c) earnings; (d) cash flow; (e) market share; (f) sales or revenue; (g) expenses; (h) profit/loss or profit margin; (i) working capital; (j) return on equity or capital; (k) earnings per share; (l) stock price; (m) price/earnings ratio; (n) debt or debt-to-equity; (o) balance sheet measurements; (p) cash or assets; (q) liquidity; (r) economic value added (“EVA”); (s) operations; (t) mergers and acquisitions or divestitures; (y) development status of product candidates; and (z) status of clinical trials. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

11.5        The Committee shall determine for each Participant the number of Performance Shares which shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part.

11.6        If a Participant terminates service with the Company during a Performance Period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of the Performance Period during which the Participant was employed by the Company; provided, however, the Committee may, in its sole discretion, provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

11.7        Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant Performance Period.

11.8         The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Award Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

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ARTICLE XII
OTHER STOCK-BASED AWARDS

12.1        Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Rights, Restricted Stock, Deferred Stock or Stock Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified Performance Period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.
12.2        Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:
(a)
Subject to the provisions of this Plan and the Award Agreement, shares of Stock subject to Awards made under this Article XII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)
Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Award under this Article XII shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(c)
Any Award under this Article XII and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)
Upon the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an Award under this Article XII.

(e)	Each Award under this Article XII shall be confirmed by, and subject to the terms of, an Award Agreement.
(f)	Stock (including securities convertible into Stock) issued on a bonus basis under this Article XII may be issued for no cash consideration.
(g)
Any such Award that is subject to Section 409A of the Code shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).

12.3        Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:
(a)
The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

(b)
Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the Award Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof; provided, that if such Award is subject to Section 409A of the Code, it shall comply with the applicable deferral, distribution timing and other applicable rules under Section 409A (and any regulations thereunder).

(c)	The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

ARTICLE XIII
ACCELERATION EVENTS

13.1        For the purposes of the Plan, an Acceleration Event shall occur in the event of a "Change in Control".

13.2        A "Change in Control" shall be deemed to have occurred if:
(a)
Any "Person" as defined in Section 3(a)(9) of the Act, including a "group" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company and (including any trustee of such plan acting as trustee) who:

(i)	makes a tender or exchange offer for any shares of the Company's Stock (as defined below) pursuant to which any shares of the Company's Stock are purchased (an "Offer"); or
(ii)
together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Company's Stock (an "Acquisition");

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(b)
The shareholders of the Company approve a definitive agreement or plan (i) to merge or consolidate the Company with or into another Company and (x) the Company shall not be the surviving corporation or (y) the Company shall be the surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (ii) to sell or otherwise dispose of 50% or more of its assets, or (iii) to liquidate the Company;

(c)	The Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person; or
(d)
When, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, the individuals who, prior to such transaction, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof.

13.3        Upon the occurrence of an Acceleration Event, the Committee may, in its discretion, declare that all then outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid as soon as practicable as follows:
(a)
all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to result in payment of one hundred percent (100%) of the Performance Shares covered by the Award; and

(b)	the applicable Performance Period shall be deemed to have ended on the date of the Acceleration Event;
(c)
the payment to the Participant shall be the amount determined either by the Committee, in its sole discretion, or in the manner stated in the Award Agreement. This amount shall then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to the date of the Acceleration Event, and the denominator of which is the total number of months in the original Performance Period; and

(d)	upon the making of any such payment, the Award Agreement as to which it relates shall be deemed canceled and of no further force and effect.

13.4        Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare that 50% of all then outstanding Stock Options not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part. Notwithstanding the foregoing sentence, the percentage of outstanding Stock
Options which may become immediately exercisable and fully vested upon the Acceleration Event may, in the Committee’s discretion, be higher or lower than 50%.

13.5        Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare the restrictions applicable to Awards of Restricted Stock, Deferred Stock or Other Stock- Based Awards to have lapsed, in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such shares of Stock, and deliver such certificates to the Participants in whose names they are registered.

13.6        The value of all outstanding Stock Option, Stock Rights, Restricted Stock, Deferred Stock, Performance Shares, Stock Awards and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price," as defined in Section 13.7 as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

13.7        For purposes of Section 13.7, "Change in Control Price" means the highest price per share of Stock paid in any transaction reported on the Nasdaq Global Market tier of The Nasdaq Stock Market, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights (or Limited Stock Appreciation Rights) relating to such Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Participant exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights). Notwithstanding the foregoing, Fair Market Value on the date of exercise shall be used for any Award, the use of any other value for which would result in the imposition of income taxes and penalties under Section 409A of the Code.

13.8        Notwithstanding the foregoing, the time for payment of any Award subject to Section 409A of the Code shall not be accelerated or otherwise changed under this Article to the extent such acceleration or other change would be contrary to the payment timing or other rules under Section 409A (or any regulations thereunder).

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ARTICLE XIV
AMENDMENT AND TERMINATION

14.1        The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan as may be necessary or desirable to implement or discontinue this Plan or any provision thereof. No amendment, without approval by the Company's shareholders, shall:
(a)	alter the group of persons eligible to participate in the Plan;
(b)	extend the period during which Incentive Stock Option Awards may be granted beyond _______, 2024;
(c)	limit or restrict the powers of the Board and the Committee with respect to the administration of this Plan; or
(d)	change any of the provisions of this Article XIV.

14.2        No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:
(a)	annul any Award if the Participant competes against the Company or any Subsidiary or is terminated for cause as determined by the Committee;
(b)	provide for the forfeiture of shares of Stock or other gain under an Award as determined by the Committee for competing against the Company or any Subsidiary; and
(c)	convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

14.3         If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article XIII.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1        Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company (or to serve as a director thereof) or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its Subsidiaries for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

15.2        The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Right or the exercise thereof, or in connection with any other type of equity- based compensation provided hereunder or the exercise thereof, including, but not limited to, the withholding of payment of all or any portion of such Award or (to the extent consistent with Section 409A of the Code) another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or (to the extent consistent with Section 409A) another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or (to the extent consistent with Section 409A) selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold.

15.3        The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16(b) of the Act.

15.4        The terms of the Plan shall be binding upon the Company, its Subsidiaries, and their successors and assigns.

15.5        Neither a Stock Option, Stock Right, nor any other type of equity-based compensation provided for hereunder, shall be transferable except as provided for herein. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.

15.6        This Plan and all actions taken hereunder shall be governed by the laws of the State of Nevada, except to the extent preempted by ERISA.

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15.7         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

15.8         Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

15.9         If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

15.10       All Awards shall, to extent applicable, comply and be administered in accordance with the rules and requirements of Section 409A of the Code. Notwithstanding any other provision of the Plan, the Committee may take such actions as it deems necessary or appropriate to ensure that any Award comply with or be exempt from Section 409A and may interpret this Plan in any manner necessary to ensure that Awards comply with or are exempt from Section 409A. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement. The Committee may also unilaterally reform any Agreement to the extent necessary to comply with Section 409A.

15.11       In the event that a Participant is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any payment required under this Plan that is subject to Section 409A and is payable upon Termination of Employment, shall not be made or begin until the expiration of the 6-month period following the Participant’s Termination of Employment.

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